    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY     , 2001
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 CHIPCARDS, INC.
        (Exact name of Small Business Issuer as specified in its Charter)

                ------------------------------------------------

CALIFORNIA                  3612                             94-3191805
(State or other             (Primary Standard                (I.R.S. Employer
jurisdiction of             Industrial Classification        Identification No.)
incorporation or            Code Number)
organization)

                ------------------------------------------------

                                 CITICORP CENTER
                         ONE SANSOME STREET, 19TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 951-1078
               (Address, including zip code, and telephone number,
              including area code, of Principal Executive Offices)

                ------------------------------------------------

                                    Allen Yue
                                 Chipcards, Inc.
                 Citicorp Center, One Sansome Street, 19th Floor
                         San Francisco, California 94104
                                 (415) 951-1078

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Scott A. Ziegler, Esq.
                         Ziegler, Ziegler & Altman, LLP
                   1330 Avenue of the Americas, Eleventh Floor
                            New York, New York 10019
                                 (212) 319-7600

                          Michael D. DiGiovanna, Esq.
                          Parker Duryee Rosoff & Haft
                               529 Fifth Avenue
                           New York, New York 10017
                                (212) 599-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:                                               [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                              [ ]

=======================================================================================================
                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
Title of each class            Amount       Proposed maximum     Proposed maximum        Amount of
of securities to be            to be        offered price per    aggregate offering      registration
registered                   registered     share                price (1)                   fee
=======================================================================================================
Units, each
consisting of:               1,150,000(2)        $8.10              $9,315,000            $2,328.85

   (i) one share of
   common stock, no par
   Par value, and

   (ii) one warrant to
   purchase one share
   of common stock

Common stock, no par
value, issuable upon
exercise of the warrants     1,150,000(3)        $8.40              $9,660,000            $2,415.00

Underwriter's warrants       100,000(4)          $.01               $1,000.00             $0

Units issuable upon
exercise of underwriter's
warrants, each
consisting of:               100,000             $9.72              $972,000              $243.00

   (i) one share of common
    stock, no par value
    per share, and

   (ii) one warrant to
   purchase one share
   of common stock

Common stock, no par
value, issuable upon
exercise of the warrants
underlying the
underwriter's warrants       100,000(3)          $8.40              $840,000              $210.00
=======================================================================================================
Total:                                                                                    $5,196.85

=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.
(2) Includes 150,000 units which the underwriter may purchase to cover over-allotments, if any.
(3) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions contained in the warrants.
(4) Represents warrants to be issued to the underwriter, consisting of warrants to purchase 100,000 units. No registration fee is required pursuant to Rule 457 of the Securities Act of 1933, as amended.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED __________, 2000

PROSPECTUS

                         1,000,000 UNITS CONSISTING OF
                      1,000,000 SHARES OF COMMON STOCK AND
             1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


                                 CHIPCARDS, Inc.


         This is an initial public offering of 1,000,000 units, each consisting of one share of common stock of Chipcards, Inc. and one redeemable common stock purchase warrant. The common stock and the warrants are being sold in units and will be separately tradeable immediately upon issuance. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $8.40 per share during the five year period commencing on the date of this prospectus. There is currently no public market for our common stock, the warrants or the units.

                                      -----

         We have applied for quotation of the common stock and warrants on the Nasdaq SmallCap Market and Boston Stock Exchange under the symbol "__________" and __________. We currently estimated that the initial public offering price per unit will be $8.10.

                                      -----

                                                                        PER UNIT         TOTAL
                                                                       ---------      ----------
Initial public offering price..........................................  $8.10         $8,100,000
Underwriting discounts and commissions.................................  $0.648        $  648,000
Proceeds to Chipcards, Inc. before expenses............................  $7.452        $7,452,000

                                      -----

         Chipcards, Inc. has granted the underwriters an option for a period of 45 days to purchase up to 150,000 additional units.

         These securities are being offered on a "firm commitment" basis by The Thornwater Company, L.P. as representative of the underwriters. The Thornwater Company, L.P. expects to deliver the shares against payment on or about
         , 2001.

                                      -----

         These securities are speculative. Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

                                      -----

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                      -----

                           THE THORNWATER COMPANY L.P.

                                TABLE OF CONTENTS

                                                                                       Page
Prospectus Summary
Risk Factors
Cautionary Note Regarding Forward Looking Statements
Use of Proceeds
Dividend Policy
Dilution.
Capitalization
Management's Discussion and Analysis of Financial Condition and Results of Operations
Description of Business
Management
Compensation of Directors and Officers
Principal Stockholders
Certain Relationships and Related Party Transactions
Description of Securities
Shares Eligible for Future Sale
Transfer Agent and Registrar
Underwriting
Legal Matters
Experts
Where You Can Find Additional Information
Indemnification for Securities Act Liabilities
Index to Financial Statements


          You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front page of this prospectus.

                      Dealer Prospectus Delivery Obligation

          Until             , 2001, all dealers that buy, sell or trade our
common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

          This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all the information important to you. It does not contain all the information that is or may be important to you. To understand this offering fully, you should read the entire prospectus carefully, including "Risk Factors" and the consolidated financial statements and related notes. Except as otherwise indicated, all information in this prospectus assumes that the underwriter does not exercise the option granted by us to purchase additional units in this offering.

          As used in this prospectus, unless the context otherwise indicates, the terms "Chipcards," "we," "us," or "our" refer to Chipcards, Inc., the term "common stock" refers to our common stock, no par value, and the terms "units" refers to the units offered by this prospectus. In addition, we refer to prospective investors as "you" or the "investors."

          Our fiscal year ends on December 31 of each year. Where this document refers to a particular year, this means the fiscal year unless otherwise indicated.

                                 CHIPCARDS, INC.

          Since 1997 we have been engaged in the installation of production lines for the manufacture of smart cards. We provide our customers with the technology, equipment, supplies, installation, training and support for a turnkey smart card operation. To date all of our sales of production lines have been to customers located in China. We have filed three Provisional Patent Applications for inventions relating to smart card production technology, and we intend to file corresponding non-provisional patent applications in order to continue pursuing patent protection for these inventions. We have also marketed finished smart cards since 1998. We have made arrangements with the purchasers of our production lines giving us the right to purchase a portion of their production in order to secure a supply of smart cards for marketing. In addition, we have developed, and intend to market, ancillary products for use in smart card systems. We plan to utilize the proceeds of this offering to increase our capacity to install production lines, commence our own production of smart cards, market newly developed products and expand our geographical markets. Our ultimate aim is to become an integrated global smart card competitor combining technology, production and marketing of smart cards as well as the continuation of our installation business. We believe our technology, supply sources, expertise and contacts will position us favorably in connection with this strategy.

          Our production lines consist of six separate pieces of equipment that we integrate into a fully automated turnkey factory capable of performing all of the operations needed to manufacture smart cards. We have developed proprietary designs and processes through which we assemble and customize various components into the precision machinery required to make smart cards. We use a contract manufacturer to perform most of the assembly and construction work based on our specifications and under our supervision. Our equipment focuses on the production of "contactless" cards, which represent the most recent development in smart card technology. Contactless cards have an antenna embedded inside the card, which is attached to a computer chip. The chip and antenna together provide wireless communication between the card and a read/write device integrated into a mechanism such as an ATM, kiosk, vending machine, door lock or subway turnstile. Contactless smart cards can be read at a short distance from the read/write device, making them well adapted to small and rapid handshake transactions. Because transactions are conducted without physical contact between the card and the reader/writer, smart card systems undergo minimal mechanical wear, require little maintenance, and can be virtually vandal-proof.

          Prior to entering the smart card capital equipment business in 1997, we designed equipment for the manufacture of electromagnetic components. This background enabled us to develop the advanced machinery needed to produce contactless smart cards.

          Due to the projected growth in demand for smart cards, in 1998 we began to market finished smart cards. We have been certified as an approved smart card supplier by Siemens, Philips Semiconductors, Motorola and other leading companies. We have entered into arrangements giving us the right to buy finished cards from parties which have purchased our production lines. In most cases we must source components and other raw materials for the card manufacturer at a set price as a condition to our receipt of product. At the completion of this offering, we intend to install an in-house smart card production line in order to stabilize our supply of cards and reduce our reliance on third party vendors.

          Our ancillary products include a read/write device designed for use in keyless entry security systems, a card handling system that tests and initializes the computer chips embedded in finished smart cards, and a chip testing system that checks the quality of the smart card integrated chip before the start of manufacturing. We have only begun limited marketing of these products, but intend to significantly expand our efforts after the completion of this offering.

          Since the usage of smart cards has experienced strong acceptance and growth overseas, our sales of both capital equipment and finished smart cards have been concentrated in foreign markets. We have therefore established overseas sales offices in China and South Korea. We also have an independent sales force that currently covers the United Kingdom, France, Italy, Germany and Argentina.

          A smart card is a wallet-sized plastic card that contains an embedded computer chip. This chip carries accessible data that can be retrieved upon demand by a "read/write" device or "reader/writer" that processes the information. Smart cards are capable of integrating a variety of everyday functions with security features. They are used in numerous applications including:

     o    access to restricted areas (replacing keys and identification cards);

     o    public transportation fare collection (replacing tokens and tickets);

     o point of sale purchases (replacing cash or credit cards at cafeterias, newsstands and other point of sale locations where speed of purchase is important);

     o    vending machines;

     o    public telephones;

     o industrial applications such as quality control, warehousing, inventory control, distribution and warranty;

     o    health care (replacing patients' paper files in hospitals and HMOs);
          and

     o    cellular phones.

          We were incorporated in California in November 1993 under the name American Pacific Technologies, Inc. and changed our name to Chipcards, Inc. in August, 2000. Our executive offices are located at Citicorp Center at One Sansome Street, 19th Floor, San Francisco, California. Our telephone number is
(415) 951-1078 and our fax number is (415) 951-1046.

                                  THE OFFERING

Securities offered:                        1,000,000 units, each consisting of
                                           one share of common stock and one
                                           common stock purchase warrant which
                                           entitles the holder to purchase one
                                           share of common stock at an exercise
                                           price of $8.40 per share. Upon the
                                           closing of this offering, the shares
                                           of common stock and the warrants
                                           included in the units will be
                                           separately traded.

Common stock outstanding
prior to the offering:                     10,641,250 (1)

Common stock outstanding
after the offering:                        11,641,250 (2)

Use of Proceeds:                           We expect to have net proceeds of
                                           approximately $6,764,000 after
                                           payment and deduction of the expenses
                                           of the offering. We intend to use the
                                           net proceeds from the offering to
                                           fund the following:
                                                - purchase of capital equipment;
                                                - project finance;
                                                - construction of an additional
                                                  production facility;
                                                - increased sales and marketing
                                                  expenditures;
                                                - potential future acquisitions;
                                                - employee recruitment; and
                                                - working capital and other
                                                  general corporate purposes.

                                           See "Use of Proceeds" for more detailed
                                           information.

Proposed Nasdaq SmallCap Symbol:           CHIP

Proposed Boston Stock Exchange Symbol:     CHP

Risk Factors and Dilution:                 You should carefully consider the
                                           risks of investing in the securities
                                           discussed in the "Risk Factors" and
                                           the matters discussed in the
                                           "Dilution" section before you decide
                                           to purchase units.

Dividend Policy:                           We do not intend to pay cash
                                           dividends on our common stock in the
                                           foreseeable future. "Dividend Policy"
                                           for more information.

          (1) Based on shares outstanding as of December 31, 2000. Does not include 1,015,000 shares of common stock issuable upon the exercise of outstanding options issued in May 2001 and 10,000 shares of common stock issuable upon the vesting of contingent stock grants to a sales representative.

          (2) Does not include units issuable upon exercise of the underwriter's overallotment option, shares of common stock issuable upon the exercise of the warrants included in the units being offered, or units issuable upon exercise of the underwriter's warrants.

                          SUMMARY FINANCIAL INFORMATION

          You should read the following summary financial information in conjunction with our financial statements and related notes, together with "Management's Discussion and Analysis of Financial Condition and Results of Operations". The selected financial data for the years ended December 31, 2000 and December 31, 1999 are derived from our audited financial statements. All of this financial information is presented elsewhere in this prospectus. The results of operations during periods presented are not necessarily indicative of our future operations.

          For all of the periods covered by the summary financial information we have leased our San Diego facility from Ampac Technology LLC, a limited liability company owned by two of our principal shareholders. From a financial reporting standpoint, the accounts of Ampac Technology, LLC have been consolidated with those of Chipcards, based on the joint control and economic interdependence between these two entities during the relevant periods. Accordingly, the San Diego property is included as an asset in the balance sheet data notwithstanding the fact that title is not held by Chipcards. We have agreed to purchase the San Diego property from Ampac Technology LLC upon the completion of this offering, at a price of $150,000 plus assumption of existing liabilities. See "Description of Business - Properties and Equipment."

                                                                                2000          1999
Revenues                                                                  $6,453,739    $4,340,156
Loss before Extraordinary Item                                              (325,437)     (830,264)
Basic and diluted net loss before extraordinary item per common share          (0.03)        (0.13)
Net Loss                                                                    (325,437)     (571,307)
Basic and diluted net loss per common share                                    (0.03)        (0.09)
Total assets                                                               2,920,881     3,463,589
Long-term debt (excluding current portion)                                 1,101,163     1,082,473


                                  RISK FACTORS

          An investment in our securities involves a high degree of risk. In addition to the other information contained elsewhere in this prospectus, you should carefully consider the following risk factors when evaluating an investment in our securities. Furthermore, our securities should only be considered for purchase if you can afford the risk of losing your entire investment.

RISKS RELATED TO OUR BUSINESS

We have a history of operating losses and we may not be profitable in the future.

          Our business is capital intensive. We have incurred, and expect that we will continue to incur, substantial costs to manufacture our production line equipment and develop our products and services. We may not achieve profitability and, if we do achieve profitability, we may not be able to maintain profitability. We incurred operating losses of $822,293 for the year ended December 31, 1999 and $345,227 for the year ended December 31, 2000, and net losses of $325,437 and $521,307 for the years ended December 31, 2000 and 1999.

The planned expansion of our business may require additional capital, and we may not be able to obtain the necessary funds to operate.

          We will need the proceeds of this offering in order to implement our business plan, including the planned expansion of our sales and manufacturing capabilities. In addition, even if this offering is successful, we may need to obtain additional funding in order to support our future operating requirements. We intend to obtain any required funding by increasing our lines of credit or by raising additional funding from the public or private capital markets. Such additional funding may not be available on terms acceptable to us, or at all. Failure to raise additional funding when needed could jeopardize our plans for growth and our ability to operate our business. If additional funds are raised through the issuance of equity securities, the ownership percentages of our stockholders would be reduced. Furthermore, such equity securities might have rights, preferences or privileges senior to those of our common stock.

Need for Improved Operating Controls.

          To improve our results, we must continue to implement and improve our financial, accounting and management information systems and to hire, train, motivate and manage new employees. Our failure to improve management controls would have a material adverse effect on our business and on our ability to execute our business strategy successfully.

We are subject to risks of doing business in foreign markets.

          Although we conduct most of our design, technology and product development operations in the United States, to date all of our production line sales and a majority of our smart card sales have been to foreign customers. We have established overseas offices to support our sales activities, and we intend to expand our international operations. We expect that international sales will continue to account for a significant percentage of our net revenue into the foreseeable future. Accordingly, we are subject to a variety of potential risks, including:

     o    political and economic instability;

     o    the impact of possible recessions in economies outside the U.S.;

     o    difficulties and costs of staffing and managing foreign operations;

     o    lack of complete business experience in foreign markets;

     o    difficulty in enforcing intellectual property rights outside the U.S.;

     o    tariffs, export controls and other trade barriers;

     o    potentially adverse tax consequences; and

     o    language and cultural barriers.

          There can be no assurance that we will be able to sustain or increase international revenues, or that the foregoing factors will not have a material adverse affect on our future international revenues and, consequently, on our business. Although a stronger market exists abroad, there is no assurance that the acceptance of smart card systems in other countries will be sustained. We face the risk that smart card technologies generally will not be chosen to replace existing technologies or will not otherwise achieve market acceptance.

There is a risk that our operations could be disrupted and any remedies limited because we do business in China

          We anticipate that for the foreseeable future, sales to the Chinese market will continue to account for a significant percentage of our production line business and Chinese manufacturers will continue to be a primary source of finished product for our smart card sales business. As a result, our business is subject to significant political, economic, taxation, legal and other uncertainties associated with selling products in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity, greater economic decentralization and the opening of markets to foreign businesses. However, changes in the political environment or government policies could result in revisions to laws, regulations or the interpretation and enforcement thereof, increased taxation, restrictions on imports, import duties or currency revaluations. In addition, any destabilization of relations between China and the United States could result in restrictions or prohibitions on the sale of products in China, which would substantially impair our profitability and market position and could jeopardize our ability to continue our operations.

          The legal system of China relating to foreign trade is relatively new and continues to evolve. There can be no certainty as to the application of its laws and regulations in particular instances. Enforcement of existing laws or agreements may be sporadic and implementation and interpretation of laws inconsistent. Moreover, there is a high degree of fragmentation among regulatory authorities resulting in uncertainties as to which authorities have jurisdiction over particular parties or transactions. Even where adequate law exists in China, it may not be possible to obtain swift and equitable enforcement of that law.

          Our production line installation contracts are generally governed by Chinese law. Therefore, if we should fail to receive full payment from a Chinese customer, we may not have any legal recourse within the United States. Even if we are able to obtain a judgement in the U.S., it may not be collectible in this country if substantially all of the defaulting party's assets are located overseas. In such event, we would be required to seek redress within China. This would entail the various risks inherent in the Chinese legal system, and any litigation could involve substantial costs. Additionally, any judgments we may seek or obtain against foreign governments or governmental authorities may be unattainable or unenforceable due to sovereign immunity. The inability to obtain a substantial payment or payments could have a material adverse effect on our business.

We have limited experience in selling our production lines in markets other than China.

          To date, our production line sales have been limited to customers located in the People's Republic of China. We intend to expand sales of our equipment in other territories. However, our lack of experience outside of China may make it difficult for us to penetrate other markets and diversify our customer base, which could limit our growth potential and cause us to remain vulnerable to the risks of doing business in China.

Because the market for smart card products is not well developed in the United States and may not grow, we may be dependent on foreign markets.

          Demand for smart card products in the United States at present is limited. Current participants in the smart card business rely upon anticipated growth in demand, which may not occur to the extent projected, or at all. The expansion of the smart card market in the United States may depend on the ability of market participants to convince potential customers to adopt a smart card system in lieu of existing or alternative systems such as magnetic stripe card and paper-based systems. Smart card-based systems may not prove economically feasible for some potential customers. Moreover, to an extent sales of smart card products will depend upon emerging communications and commerce networks, such as the Internet. If growth in the domestic market does not occur, this will limit our opportunities for growth and will require us to continue to rely on, and be subject to the inherent risks of, foreign sales.

Our revenues from smart card production lines are restricted due to our limited manufacturing capacity.

          We currently derive a substantial part of our revenue from the construction of smart card production lines. Since a large part of the assembly work is done through a subcontractor, we rely on the subcontractor's manufacturing capacity. At present we can only undertake approximately six installations at any one time. Each production line takes from four to nine months to complete. Until we can add internal capacity with the proceeds of this offering, our capital equipment business will remain dependent on a small number of customers at any given time.

We rely on contract manufacturers to build our production lines; we have recently retained a new contract manufacturer.

          We rely on a single contract manufacturer to perform most of the assembly and construction work for our smart card production lines. Although we intend to add in-house manufacturing capacity with the proceeds of this offering, this will not eliminate the need to outsource a significant amount of work. Our success is therefore dependent on the reliability and skill of our manufacturer. To reduce operating risks, we recently replaced our previous contractor with a new company which we believe will provide comparable or better service than our prior contractor. However, the new manufacturer has only recently begun limited production work for us on a trial basis, and therefore we do not yet have a sufficient basis for fully evaluating its performance or its ability to meet our production needs and quality standards. If this manufacturer fails to perform to our satisfaction, we may not be able to find another manufacturer in time to meet our delivery schedules, or at all, which could result in lost sales. Even if our new manufacturer meets all of our requirements, there is no assurance that we will be able to maintain this arrangement for any specified period of time. If such arrangement should terminate for any reason, we would be required to find alternate manufacturers. Any failure to maintain our manufacturing arrangement on satisfactory terms may have an adverse effect on our business. We do not maintain insurance against the failure or inability of manufacturers to supply product.

          Even if our current manufacturing arrangement can be successfully maintained, our reliance on a third party manufacturer involves several production related risks, including lack of flexibility in controlling levels of output and limited control over product reliability, safety and quality. If this manufacturer is unable to meet all future demand and we fail to secure additional capacity, we could lose sales. Moreover, we may not have the ability or resources to adequately monitor quality control and safety procedures of our manufacturer. Failure of our current manufacturer, or any future manufacturer, to adhere to our product designs and specifications and quality standards could have a material adverse effect on sales of our products and could increase the risk of litigation, either of which could have a material adverse affect on our business.

Because we have a relatively small number of smart card customers, the loss of a customer could significantly reduce or revenues.

          We expect that we will continue to depend upon a relatively small number of customers for a majority of our revenues from the sale of smart cards. During the year ended December 31, 2000, our five largest customers accounted for approximately 85 percent or revenues from the sale of smart cards.

          Our customers generally do not enter into long term smart card purchase commitments with us, and most of our arrangements with our large customers do not provide us with guarantees that purchases will be maintained at any level. In addition, our customers could reduce or cease their use of our products as a result of:

     o    manufacture of products similar to ours by competitors; or

     o    efforts by our customers to develop their own products.

          The loss of a major customer, or significant reductions in sales of smart cards to any of our largest customers could substantially reduce our revenues.

We are dependent on third party vendors to provide components for our production lines.

          We are dependent on a large number of third-party vendors to supply the bulk of the materials and equipment that form the components of our production lines. We also rely on third parties to supply finished smart cards for our direct card sales business. In addition, we outsource a substantial portion of our post-processing and peripheral services, including printing, magnetic striping and personalization. Our reliance upon third party vendors is expected to continue and involves several risks, including limited control over the availability of components and/or product, delivery schedules, pricing and product quality. Should we lose a significant number of vendors, any delays, expenses and lost sales incurred in locating and qualifying alternative suppliers could have a material adverse effect on our business.

We are subject to risks associated with obligations under our capital equipment contracts.

          We are required to provide two of our recent production line customers with all of the components and raw materials needed for their manufacture of smart cards. We have agreed to provide such materials at a fixed price per finished unit. The price is determined based on the quantity of materials needed to make one card. We may not be able to obtain all of the raw materials we are contractually obligated to supply, particularly in view of a continuing shortage of the leading type of smart card microprocessor. Moreover, if our cost of sourcing smart card raw materials exceeds the fixed price at which we have agreed to sell them to our customers, we will incur a loss.

Our ability to purchase smart cards is limited by our reliance on limited sources of supply.

          At present, we do not have any in-house capability to manufacture smart cards. Therefore, we must rely on third party suppliers to meet our requirements for cards. Currently, our sole sources of supply are two customers to which we have sold production lines. We have entered into agreements under which we have the right to buy smart cards from these customers at agreed prices for a period of three years. Quantities will be based on our forecasted requirements. These arrangements are expected to give us a stable source of supply, and we believe that the prices we have negotiated are competitive under current market conditions. We may not be able to continue these arrangements beyond the three-year period during which they will be in effect. In addition, there is no assurance that the manufacturers will comply with their obligations to sell us cards on the agreed-upon terms, or at all. Since the manufacturers are both located in China, any efforts to enforce our rights could be very costly and would be subject to the risks of litigation or arbitration in a foreign jurisdiction. The loss of any supplier could materially affect our ability to maintain an adequate inventory of finished cards and to sell smart card products at competitive prices.

Because of a worldwide shortage of microprocessors, we have experienced, and may continue to experience, a shortage in supply of smart cards.

          Since the third quarter of 1999, there has been a worldwide shortage in the supply of Mifare microprocessors, which is the predominant type of microprocessor for smart card systems. This has had a material impact on our smart card sales. We presently depend on our production line customers as our sole source of finished cards. We are obligated to provide these customers with the components needed to manufacture cards, including microprocessors. Because of the Mifare shortage, we have been unable to obtain adequate microprocessors for our customers, which in turn has restricted our supply of cards and exposes us to claims for damages. As a result, we have been forced to substantially curtail fulfillment of orders beginning in January 2000. This has caused cancelled orders and impeded our ability to expand smart card sales. Approximately $80,000 of card orders were cancelled during the year ended December 31, 1999 and approximately $443,000 of orders were cancelled during the year ended December 31, 2000. We incurred losses from the sale of smart cards of $163,000 and $126,000 in 2000 and 1999.

          We are seeking to address the microprocessor shortage and currently have non-binding written commitments from Philips and non-binding verbal commitments from Infineon Technologies to sell us substantial quantities of Mifare microprocessors for 2001. However, we have no assurance that these commitments will be fulfilled for the maximum quantity, or at all. Even if these commitments are fulfilled, we will not have sufficient units to meet the requirements of our manufacturers, and we may not be successful in securing additional sources of microprocessors. Although alternatives to the Mifare platform are now available, this will not materially alleviate our shortage of supply, since over 90 percent of our customers still use smart card systems that require Mifare platform cards.

Our future success depends on our ability to keep pace with technological changes.

          The smart card industry is subject to rapid technological change. The emerging markets for our products and services is characterized by rapid technological developments and evolving industry standards. These factors will require us to continually improve the performance features of our products and services and to introduce new and enhanced products and services at competitive prices and as quickly as possible, particularly in response to offerings from our competitors. As a result, we will be required to expend substantial funds for, and commit significant resources to, continuing product development. We may not be successful in developing and marketing new products and services that respond to competitive and technological developments and changing customer needs. Any failure by us to anticipate or respond adequately to technological developments, customer requirements, or new design and production techniques, or any significant delays in product development or introduction, could have a material adverse impact on our business.

We operate in highly competitive markets.

          For both our production line and smart card sales businesses, the markets in which we operate are intensely competitive and characterized by rapidly changing technology. We cannot assure you that our business will respond successfully to competitive pressures. Many of our current and potential competitors in both the capital equipment and direct card sales sectors include well-established companies, many of which have longer operating histories in the smart card industry and significantly greater financial, technical, sales, customer support, marketing, research and development and other resources, as well as greater name recognition and a larger installed base of their products and technologies than us. Additionally, there can be no assurance that new competitors will not enter our business segments. Competition has resulted in price reductions, and increased competition would likely result in additional price reductions, reduced margins and loss of market share, any of which would have a material adverse effect on our business. We experience competition from a number of companies across our range of businesses.

Our technology is not patented and we may not be able to adequately protect our proprietary rights.

          We have filed three Provisional Patent Applications in the United States with respect to certain designs and processes used in the manufacture of our production lines. We intend to file corresponding non-provisional patent applications in order to continue pursuing patent protection for these inventions. There is no assurance, however, that we will be successful in obtaining patents for any of the inventions claimed in these applications. We currently do not have any issued patents. Furthermore, we do not have any registered trademarks for any of our products nor any registered copyrights for any of the computer programs we have developed.

          We seek to establish and protect the proprietary aspects of our products by relying on applicable patent, copyright, and trade secret laws and on confidentiality and other contractual arrangements, all of which may afford only limited protection. Notwithstanding our efforts to protect our proprietary rights, it may be possible for unauthorized third parties to copy certain portions of our products or to reverse engineer or obtain and use technology that we regard as proprietary. In addition, the laws of certain countries in which we sell our products do not protect our proprietary rights to the same extent as do the laws of the U.S. Accordingly, there can be no assurance that we will be able to protect our proprietary technology against unauthorized copying or use, which could adversely affect our competitive position.

          Our products and technologies incorporate subject matter that we believe is in the public domain or is otherwise within our right to use, such as products and technologies designed and provided by third parties. There can be no assurance, however, that third parties will not assert patent or other intellectual property infringement claims against us with respect to their products and technologies. Regardless of its merit, any such claim can be time-consuming, result in costly litigation and require us to enter into royalty and licensing agreements. Such royalty or licensing agreements may not be offered or be available on terms acceptable to us. If a successful claim is made against us and we fail to timely develop or license a substitute technology, our business could be materially adversely affected.

We are dependent on current management and key personnel.

          We anticipate that significant and rapid expansion of our operations will be required to address potential growth in our customer base and market opportunities. This is expected to place a significant strain on our management, operational and financial resources. Currently, we have nineteen employees in the U.S. and abroad, including six officers and/or significant employees. We are substantially dependent on the continued services and performance of these employees, and will remain so dependent in the foreseeable future. The loss of services of any such key employee or the inability of any of them to devote sufficient time to their duties could have a material adverse effect on our business.

          We have entered into three-year employment agreements with our President and our Executive Vice President. See section entitled "Management - Employees." However, there is no assurance that these officers or any other key personnel will remain with us for any specified period of time.

          Our future success may also depend on our ability to identify, attract, hire, train, and retain other highly skilled technical, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract and retain sufficiently qualified personnel. The failure to hire and retain the necessary personnel could have a material adverse effect on our business.

Product defects.

          Our production line products contain complex machinery that may contain undetected defects in design or in components we purchase from third parties, including software errors or hardware defects that could be difficult to detect and correct when first introduced or as new versions are released. There is no assurance that, despite testing by us and customers, errors will not be found in new or enhanced products after commencement of commercial shipments. Moreover, there can be no assurance that once detected, such errors can be corrected in a timely manner, if at all. Software errors may take several days to correct, if they can be corrected at all, and hardware defects may take even longer to rectify. The occurrence of any such software, hardware or other errors, as well as any delay in correcting them, could result in delays in shipment of products, loss of market acceptance of our products, additional warranty expense, diversion of engineering and other resources from our product development efforts or the loss of credibility with our customers, any of which could have a material adverse effect on our business. In addition, we could face potential litigation if any malfunction or defect in our equipment is claimed to cause injury to persons or property.

          In addition to purchasing components for our production lines, we are currently required to source components for two card manufacturers. Defects can also occur in the microprocessors and other components we purchase for these manufacturers, and there is no assurance that we will be able to detect potential problems before providing the components to our customers.

Litigation risks.

          We may be subject to litigation risks arising out of our two initial capital equipment contracts entered into in 1998 and 1999. Under these contracts, we agreed to buy smart cards from, and to source raw materials for, the manufacturer after installation was completed. Because of a worldwide shortage of microprocessors, we have been unable to obtain the required raw materials for these customers One of these customers brought an arbitration proceeding in China seeking damages for breach of contract. Although this action was dismissed, this party could attempt to bring additional claims against us in the future. In addition, our other initial customer could seek to claim that we are obligated to resume supplying raw materials, or that it is entitled to damages for our failure to perform our contractual obligations. If any such claims are successful, we may ultimately become obligated to pay damages, or to provide raw materials to, and purchase cards from, these customers. We may also be subject to similar claims by our new capital equipment customers if we are unable to provide them with raw materials once their production lines are installed and operational. Any potential litigation, whether or not ultimately found to be meritorious, could consume significant resources and affect our ability to carry on normal operations.

The expansion of our business could strain our capacity.

          The proposed expansion of our sales and manufacturing operations will require the implementation of enhanced operational and financial systems and will require additional management, operational, financial and personnel resources. Failure to implement these systems and add these resources could have a material adverse effect on our operations. Given our limited number of employees and lean infrastructure, there is no assurance that we will be able to manage our expanding operations effectively or that we will be able to maintain or accelerate our growth. We may not be able to attract and hire persons with the appropriate talents, skills and experience needed to grow our business, particularly if we do not strengthen our financial position. In addition, there can be no assurance of the viability of our products in new geographic regions or particular local markets.

          Our expansion plans include the addition of in-house capacity to assemble production lines. Due to our historical reliance on contract manufacturers, we have limited experience in performing assembly work. The anticipated efficiencies of creating internal capability may not be achieved if we fail to successfully implement our future manufacturing operations.

We may experience fluctuations in our quarterly operating results.

          We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Our production line installation contracts generally require us to incur substantial costs in advance of payment. Thus quarterly results can fluctuate based on the timing and amount of such expenditures and payments. Furthermore, we defer recognition of profits on our installation contracts until we are assured of cash payment. We also defer recognition of a portion of our revenues on equipment sales if we own a joint venture interest in the customer or if we are obligated to purchase the customer's finished smart cards. These accounting practices can result in further fluctuations in our quarterly results.

          Additional factors that may adversely affect our quarterly operating results include: (i) our ability to retain and attract customers; (ii) the level of competition in the smart card industry; (iii) our ability to upgrade and develop our products and technology and attract new personnel in a timely and effective manner; (iv) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; (v) the emerging nature of the markets in which we compete; and
(vi) general economic conditions and economic conditions specific to the smart card industry.

RISKS RELATED TO THIS OFFERING

No public market; the market price of our common stock may fluctuate significantly; immediate and substantial dilution.

          There is no public market for our common stock and there can be no assurance that an active public market for our common stock will develop or be sustained after this offering. The stock market in general and the market for shares of technology companies in particular have recently experienced extreme price fluctuations, which have often been unrelated to the operating performance of the affected companies. We believe that the principal factors that may cause price fluctuations are:

     o    fluctuations in our financial results;

     o general conditions or developments in the technology and smart card products industries and the worldwide economy;

     o    sales of our common stock into the marketplace;

     o    the number of market makers for our common stock;

     o announcements of technological innovations or new or enhanced products by us or our competitors or customers;

     o    announcements of major contracts by us or our competitors;

     o a shortfall in revenue, gross margin, earnings or other financial results from operations; and

     o    developments in our relationships with our customers and suppliers.

          We cannot be certain that the market price of our common stock will not experience significant fluctuations in the future, including fluctuations that are adverse and unrelated to our performance. To the extent that the trading volume of our securities is low, this may increase the risk that the market price will be affected by factors such as those described above, among others.

          All of the currently outstanding shares of common stock were issued at prices substantially lower than the price of the shares included in the units offered hereby. Purchasers of units offered hereby will experience immediate and substantial dilution in net tangible book value with respect to the shares included in such units and may incur additional dilution upon the exercise of outstanding stock options. See Section entitled "Dilution."

Control by principal shareholders, officers and directors.

          Prior to and upon completion of this offering, a significant percentage of the outstanding common stock will be beneficially owned by our directors, officers and principal stockholders and affiliates. As a result, upon completion of this offering, you may not be able to (i) elect, or defeat the election of, the directors, (ii) amend or prevent amendment of the Articles of Incorporation or Bylaws, or (iii) effect or prevent a merger, sale of assets or other corporate transaction. You will not be able to control the outcome of these or any other matters submitted to a vote of the stockholders unless you and other investors can exercise more than 50% of the outstanding voting power. A limited exception exists in the election of directors, since shareholders are entitled to a number of votes equal to the total amount of shares owned by the holder multiplied by the number of directors to be elected. Such cumulated number of votes can be cast for any one or more directors. This generally makes it easier for a minority group of shareholders to elect a director of their choosing. However, in any given election, voting may still be controlled by the officers, directors and principal stockholders notwithstanding the existence of cumulative voting rights. Accordingly, you should not purchase units offered herein unless you are willing to entrust all aspects of the affairs of our company to our current management.

          Future sales of our common stock by our existing stockholders could have adverse effects on the market price of our common stock.

          As of May 18, 2001, all of the 10,641,250 shares of our common stock currently issued and outstanding will be eligible for sale under Rule 144 promulgated under the Securities Act of 1933, provided the conditions thereof are met, and subject to the volume limitations imposed thereunder. This does not include the shares of common stock that may be sold under this prospectus. Any sale of the shares being registered or any sales under Rule 144 could cause the market price of our common stock to drop significantly, even if our business is doing well. All of our current shareholders will be subject to "lock-up" agreements pursuant to which these persons will agree not to sell or otherwise transfer any shares for a period of twelve months after the date of this prospectus except with the prior written consent of the underwriter.

          Determination of the offering price

          The offering price of the units was determined in negotiations between us and the underwriter based upon such factors as our financial needs, estimates of our business potential, the stage of development of our business and the general condition of the securities market. The offering price should not, however, be considered an indication of the actual value of our company or our securities. The offering price does not bear any relationship to the assets, net worth, results of operations, other objective criteria of value applicable to our company. Moreover, the offering price should not be viewed as an indication of the future value of the shares or the warrants included in the units. Accordingly, there can be no assurance that the shares or the warrants included in the units offered hereby can be resold at the offering price, if at all.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains statements about future events and expectations which are characterized as forward-looking statements. Forward-looking statements are based on our management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to them. Because of this, you should not rely too extensively on such forward-looking statements contained in this prospectus. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking terminology including "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategies that involve risks and uncertainties. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;

     o contain projections of our future operating results or of our future financial condition; or

     o    state other "forward-looking" information.

          We believe it is important to communicate our expectations to you, but events may occur in the future over which we have no control and which we are not accurately able to predict. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ from those anticipated in these forward-looking statements, even if new information becomes available in the future.

                                 USE OF PROCEEDS

          Our net proceeds from the sale of the units being offered in this offering at an assumed public offering price of $8.10 per unit are estimated to be $6,764,000, after deducting the 8% underwriting discount, the two and one-half percent non-accountable expense allowance payable to the underwriter, $120,000 payable to the underwriter for services under a consulting agreement, and an additional $365,500 in estimated offering expenses payable by us. This assumes that the underwriter's over allotment option is not exercised. If the underwriter's over allotment option is exercised in full, our net proceeds are estimated to be $7,851,425.

          We intend to use the net proceeds as described in the following table:

                                          Approximate Dollar              Approximate
                                          Amount of Net Proceeds          Percentage
                                          ----------------------          -----------
Capital Equipment (1)                     $2,600,000                      38.4%
Project Financing (2)                      2,000,000                      29.6%
Machinery & Equipment (3)                    500,000                       7.4%
Additional Facilities(4)                     350,000                       5.2%
Product Development                          250,000                       3.7%
Advertising & Marketing                      200,000                       3.0%
Purchase of Real Property (5)                150,000                       2.2%
General working capital                      714,000                      10.5%
                                          ----------                     ------
                              Total       $6,764,000                       100%
                                          ==========                     ======

     (1) Installation of a smart card production line at our San Diego facility. This equipment will be designed to produce 2,000 contactless cards per hour, with complete magnetic striping and printing capabilities.

     (2) Represents cash requirements associated with the manufacture of production lines for sale to current customers.

     (3) Expansion of in-house capabilities for manufacture of capital equipment.

     (4) Includes costs of opening and publicizing new Sales/Representative offices.

     (5) Represents the cost of purchasing the San Diego facility from two of our principal shareholders. This facility and related debt are included in the consolidated financial statements for the year ended December 31, 2000.

          The working capital amounts will be dedicated to general corporate purposes, including salaries and general and administrative expenses. Our management will have broad discretion concerning the allocation and use of a significant portion of the net proceeds of this offering. In the event the representative of the underwriters exercises the over-allotment option, we intend to utilize such additional proceeds for working capital and general corporate purposes.

          We reserve the right to reallocate proceeds to different uses, including ways which differ from the specific proposed uses described in this prospectus if management determines the needs of the business so require. In addition, a large portion of the proceeds is allocated to discretionary purposes. Investors may not agree with the allocation or reallocation. Based on our operating plan, we believe that the net proceeds of this offering, together with available funds on hand and cash flow from future operations, will be sufficient to satisfy our working capital requirements for at least 12 months following this offering. Our belief is based upon assumptions, including assumptions about our contemplated operations and economic and industry conditions. In addition, contingencies may arise that may require us to obtain additional capital.

          We cannot be sure that we will be able to obtain additional capital on favorable terms or at all. Until the net proceeds of this offering are used, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities or similar quality investments.

                                 DIVIDEND POLICY

          On April 18, 2000, we declared a stock dividend for each holder of record of shares of common stock as of March 18, 2000 (the "Record Date") in the amount of 2.65 shares of fully paid and nonassessable common stock for each share of common stock held by such holder as of the Record Date. We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Our dividend policy is to retain earnings, if any, to support the expansion of our operations. If we were to change this policy, any future cash dividends would depend upon factors which our board of directors deems relevant, including, without limitation, future earnings and our estimated capital requirements.

                                    DILUTION

          Investors purchasing common stock in this offering will incur an immediate and substantial dilution in net tangible book value per share. Accordingly, investors will bear a disproportionate part of the financial risk associated with our business while effective control will remain with existing stockholders. Assuming the maximum number of units are sold (excluding the overallotment option), investors in this offering will collectively own 1,000,000 shares of our common stock or approximately 8.6% of the outstanding shares, for which they will have paid $8,000,000 or $8.00 per share, and warrants to purchase 1,000,000 shares of common stock, for which they will have paid $0.10 per warrant (assuming that $0.10 is attributed to each warrant included in the units offered hereby and no exercise of the underwriter's warrants).

          At December 31, 2000, we had a negative net tangible book value of $1,747,294 and a negative net tangible book value per share of $0.16. "Net tangible book value per share" represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding or issuable upon the exercise of outstanding warrants, options and contingent rights. Our San Diego facility is included as an asset for purposes of determining total tangible assets, despite that fact that title is formally held by two of our principal shareholders, because this property is consolidated for financial statement purposes. (See "Management's Discussion and Analysis of Financial Condition" for further explanation.) After giving effect only to the sale of 1,000,000 shares (which are part of the units) offered hereby, the reduction of the underwriter's commission and associated estimated offering expenses associated with the entire offering, and the use of the proceeds of the offering described in the "Use of Proceeds", our pro forma net tangible book value at December 31, 2000 would have been approximately $5,016,706 or $0.43 per share. This represents an immediate increase in net tangible book value per share of $0.59 to existing stockholders and an immediate dilution of $7.57 per share to the investors purchasing shares of common stock at the initial public offering price. The following table illustrates this dilution in net tangible book value to new investors:

Initial public offering price per share of common stock               $  8.00

Net tangible book value per share before offering                     $ (0.16)
Increase per share attributable to new investors                      $  0.59
                                                                      -------
Pro forma tangible book value per share after offering                $  0.43
                                                                      -------
Dilution to new investors                                             $  7.57
                                                                      =======

          The following table sets forth, as of December 31, 2000, the number of shares of common stock purchased from us, the effective cash contribution made, and the average price per share paid by existing stockholders and by new investors purchasing shares sold by us in the offering at an assumed initial offering price of $8.10/unit and $0.10 per warrant.

                            Shares Purchased           Total Consideration         Average
                                                                                   Price Per
                            Number        Percent      Amount         Percent      Share
                            ------        -------      ------         -------      -----
Existing stockholders      10,641,250       91.4%        $581,600        6.7%      $0.05

New investors               1,000,000        8.6%      $8,100,000       93.3%      $8.10
                           ---------        -----      ----------       -----      ------

Total                      11,641,250        100%      $8,681,600        100%      $0.75
                           ==========       =====      ==========       =====      ======

                                 CAPITALIZATION

          The following table sets forth the current portion of long-term debt and other short-term debt obligations and the consolidated capitalization as of December 31, 2000, on an historical basis and on a pro forma basis, adjusted to reflect the sale of the units offered in this registration statement and the application of the estimated net proceeds as described in "Use of Proceeds". This table should be read in conjunction with the consolidated financial statements and related notes, and the notes to the financial statements included elsewhere in this prospectus.

                                                           AS OF DECEMBER 31, 2000

                                                           ACTUAL        AS ADJUSTED
   DEBT:
   Long-Term Debt (including current maturities)......   $ 1,129,233    $ 1,129,233
   Short Term Advances ...............................        14,500         14,500
                                                           ----------    ----------
        Total debt....................................   $ 1,143,733    $ 1,143,733

   STOCKHOLDERS' EQUITY:

   Common Stock, no par value,
        25,000,000 shares authorized;
        10,641,250 shares issued and
        outstanding and 11,641,250
        shares pro forma as adjusted(1)...............   $   685,100    $ 7,349,100
   Accumulated Deficit................................    (2,432,394)    (2,332,394)
                                                         -----------    -----------
        Total stockholders' equity (deficit)..........   $(1,747,294)   $ 5,016,706
                                                         -----------    -----------
        Total capitalization..........................   $  (603,561)   $ 6,160,439
                                                         ===========    ===========

          (1) Pro forma share amount does not give effect to: (i) any exercise of the underwriter's overallotment option (ii) any exercise of the warrants purchased in this offering, (ii) any exercise of the underwriter's warrants, or
(iii) any exercise of currently outstanding warrants, options or other contingent rights.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

          The following discussion and analysis should be read in conjunction with the consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The following discussion and analysis contains certain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933), which are generally identified by the words "anticipates," "believes," "expects," "plans," "intends," and similar expressions. Such statements are subject to certain risks, uncertainties and contingencies, including, but not limited to, those set forth under the heading "Risk Factors" and elsewhere in this prospectus, which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. See "Special Note Regarding Forward-Looking Statements."

NOTWITHSTANDING THE FOREGOING, THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 DO NOT APPLY TO THIS REGISTRATION STATEMENT.

Background

          Our revenues have historically been derived principally from the sale of smart card production lines and, to a lesser extent, the direct sale and marketing of smart cards. We have also developed certain ancillary smart card products, including a reader/writer for use in security systems, a card testing and initialization system, and a smart card chip testing system. However, we have only begun limited marketing activities and have not produced significant revenues from these products. In addition, while we have historically generated revenues from the sale of smart card raw materials to purchasers of our capital equipment, we do not consider this to be a part of our core business. In general, we engage in the sale of raw materials only at our customers' request.

          In 1997 we first applied our expertise in factory automation to the design and assembly of smart card production lines. We began generating revenues from production line sales in 1998. Our capital equipment revenues are a function of our ability to secure contracts for the sale of production lines and produce equipment that meets our customers' requirements on a timely basis. Installation contracts generally provide for payment to be made in the final stages of a project. Our revenue stream is therefore subject to periods of fluctuation based on the timing of project commencement and the length of production. Seasonal factors generally do not have a material effect on our operations. To date, all of our capital equipment revenues have come from international sales. Our past and current customers are all based in China, a market in which we had earlier conducted business as a manufacturer of electromagnetic components. Our future revenues will be affected in part by our ability to penetrate other geographic markets and diversify our customer base.

          Our ability to generate production line revenues is limited by our capacity and the capacity of our contract manufacturer. Each smart card production line takes between four to nine months to complete, and at present, we can only undertake approximately six installation projects at any one time. We plan to expand our capacity and decrease our dependence on contract manufacturers by hiring additional qualified engineering and technical personnel and installing additional in-house adding testing equipment and other machinery used in the production process.

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


          We recognize revenues from long-term installation contracts on the percentage-of-completion method. This means that, at any given date, revenues are measured by the percentage of actual costs incurred to date relative to then-current estimated total costs to be incurred on the contract. Due to historical renegotiation of contract terms with our Chinese customers, the actual profit from a contract cannot be reasonably estimated until payment is received. Therefore, profit is estimated to be zero until we can be assured of collection of profit based on cash receipts. If a loss under a contract is estimated it is recorded in the first period known. Accordingly, equal amounts of revenue and costs are recognized until final payment is received. Further, we defer revenue on equipment sales to customers in which we receive a joint venture equity interest in the entity acquiring the equipment. The deferral amount is the percentage of our equity interest multiplied by total gross profit. The deferral is then amortized to revenue over the term of the joint venture. We defer revenue on equipment sales in a similar fashion when we are obligated to purchase a customer's finished smart card output.

          In our smart card sales sector, we began receiving revenues during the 1999 fiscal year. This revenue stream has been adversely affected by a shortage of cards. Our sole sources of smart cards from1999 through the end of 2000 were two manufacturers in China which had previously purchased capital equipment from us. We were responsible for procuring raw materials for these manufacturers. A critical component was the Mifare platform microprocessor, which is the most widely used integrated chip for smart card applications. Beginning in the third quarter of 1999, we were unable to obtain adequate quantities of these microprocessors because of a worldwide shortage in supply. As a result, we had to curtail fulfillment of orders, and customers began to cancel orders. Approximately $80,000 of card orders were cancelled during the year ended December 31, 1999 and approximately $443,000 of orders were cancelled during the year ended December 31, 2000. We incurred losses from the sale of smart cards of $163,000 and $126,000 in 2000 and 1999.

          We believe that, with the recent installation of three production facilities for two new customers, we will be able to partially address our shortage of smart cards. The purchasers of these facilities have given us the right to buy smart cards at a fixed price per card over a period of three years, based on our forecasted requirements. We are still obligated to source raw materials (including integrated chips) for these plants as requested by the customer at fixed prices. However, various alternatives to the Mifare microprocessor are now available, and our equipment has the capability to accommodate these new platforms as well as the Mifare platform. We believe that as non-Mifare platforms gain acceptance by operators of smart card systems, the risk of microprocessor shortages will be alleviated by allowing us to seek alternate sources of supply. However, this will not materially alleviate our shortage of supply in the short term, since over 90 percent of our customers still use smart card systems that require Mifare cards. We have secured non-binding written commitments from Philips to sell us approximately 1.7 million Mifare microprocessors by June 30, 2001, of which approximately 450,000 units have been delivered to date. We also have a non-binding verbal commitment from Infineon Technologies to sell us 500,000 Mifare microprocessors per month from June through August of 2001 and 1 million per month from September through December of 2001. If we receive these microprocessors, we believe we will have sufficient units to meet outstanding orders. However, there is no assurance that this quantity will be provided. If we receive fewer units than anticipated from Philips and Infineon, we will need to secure other sources. Any inability to do so could result in a loss of customers and our ability to generate revenues from smart card sales could be materially affected. In addition, we could face claims for damages resulting from our failure to meet orders.

          Our plans for growth include expanding our international sales force, increasing our capital equipment production capacity and creating in-house capacity for smart card production. We plan to expand our customer base for smart card sales by acting as a supplier of cards for the chip manufacturers who are promoting new smart card platforms. We also intend to actively market our ancillary smart card products, including a keyless home security system based on our reader/writer technology. In addition, we plan to develop and promote new technologies including cards that can be used in GSM (Global System for Mobile Communications) chip-based cellular telephone systems.

          Key developments during fiscal year 2000 include entering into contracts providing for the installation of three new production lines. All of these lines have been installed and successfully tested, and the customers have begun card production. In 2001 we entered into a contract providing for the installation of two new production lines. We expect that these lines will be delivered by year end 2001.

          During 2000, we also completed the development of our read/write device designed from use in security systems or as a developer's kit, and we developed a prototype card handling system for testing and initializing the computer chips used in smart cards. We also developed a smart card chip testing system used to inspect integrated chips before the start of manufacturing.

          For all of the periods covered by the financial statements included in this prospectus, we have leased our San Diego facility from Ampac Technology LLC, a limited liability company owned by two of our principal shareholders. From a financial reporting standpoint, the accounts of Ampac Technology, LLC have been consolidated with those of Chipcards, based on the joint control and economic interdependence between these two entities during the relevant periods. Accordingly, the San Diego property is included as an asset, and related bank debt is included as a liability on the consolidated balance sheets notwithstanding the fact that title is not held by Chipcards. We have agreed to purchase the San Diego property from Ampac Technology LLC upon the completion of this offering, at a price of $150,000 plus assumption of existing liabilities of approximately $1.1 million. See "Description of Business - Properties and Equipment."

Results of Operations

Comparison of Years Ended December 31, 2000 and December 31, 1999

          Total revenues for the year ended December 31, 2000 were approximately $6.5 million, an increase of 49 percent from $4.3 million in 1999. This included approximately $5.4 million of revenue from production line sales in 2000 compared to $1.5 million in 1999. In connection with our production line sales, we recorded revenue of approximately $138,000 from the sale of raw materials in 2000 and $1.5 million in the prior year. We also received approximately $960,000 of revenue from finished smart card sales in 2000 compared to $1.3 million in 1999. Production line sales increased substantially as we improved our competitive position through more favorable pricing. We also believe that we benefitted from having implemented improvements to our manufacturing processes during 1998 and 1999, which resulted in increased efficiency, flexibility and quality in our production machinery. Smart card sales declined primarily as a result of a worldwide shortage in smart card microprocessors using the Mifare platform (which is the most widely used platform for smart card applications). To date we have bought cards only from our production line customers, and we are required to provide these customers with requested quantities of the raw materials needed to manufacture cards. The microprocessor shortage has limited our ability to supply our manufacturers, which in turn has curtailed our supply of finished cards. For the year ended December 31, 2000, this resulted in the cancellation of approximately $443,000 of smart card orders from customers who required Mifare cards. Cancelled orders in 1999 totaled approximately $80,000.

          Our cost of sales for the year ended December 31, 2000 was approximately $5.0 million, an increase of 54 percent from $3.2 million in the prior year. This included production line cost of sales of approximately $3.8 million in 2000 compared to $550,000 in 1999, and smart card cost of sales of approximately $1.1 million in 2000 compared to $1.4 million in 1999. Overall, the increased cost of sales reflects the fact that we commenced work on three new production line orders in 2000. In addition, we performed work on additional production line orders for which work had commenced in 1999. However, smart card cost of sales declined primarily due to the fact that in 1999 we focused on, and dedicated resources to, developing the sales and marketing of cards in order to establish this as a core business.

          Our gross profit for the year ended December 31, 2000 was approximately $1.5 million, representing an increase of 32% from a gross profit of $1.1 million for the prior year. This is due primarily to increased profits from our production line business. Our gross margin was 23 percent for the year ended December 31, 2000, compared to a gross margin of 26 percent for the prior year. Broken down by product offerings, we had gross margins of 29 percent on production line sales and negative 17 percent on smart card sales in the year ended December 31, 2000, and we had gross margins of 64 percent on production line sales and negative 10 percent on smart card sales in the year ended December 31, 1999. Margins on production line sales decreased because we decided to offer more favorable pricing on our installation contracts in order to improve our competitive position and generate increased sales. Further, we recognized a portion of the deferred profit on production line contracts completed in late 1998 and early 1999, with no associated costs. The deferral resulted from our contractual requirement to purchase the finished smart card output from these customers. Margins on smart card sales also declined because of a decision to offer competitive pricing in order to maintain market share.

          General and administrative expenses for 2000 were approximately $1.7 million, compared to approximately $1.1 million for the prior year. This resulted primarily from the strengthening of our support functions. Selling expenses for 2000 were approximately $120,000, compared to $760,000 in the prior year. This decline was due primarily to a restructuring of our compensation structure resulting in the significant reduction of commissions to employees. We did not incur any direct research and development costs in fiscal 2000. All of our research and development activities during this period were conducted in connection with specific installation work, and employee time allocated to these activities was included in cost of sales. Research and development expenses for the year ended December 31, 1999 were approximately $99,000, reflecting our focus on enhancing our production equipment.

          Other income includes approximately $181,000 in recovery of previously written-off accounts receivable.

          Income taxes represent United States Federal and State income taxes on taxable income. Taxable income includes gross revenue on percentage of completion contracts which is partially deferred for book purposes resulting in deferred tax assets. We have set up an allowance against the deferred tax assets.

          Liquidity and Capital Resources

          We rely on a combination of equity capital, short-term bank financing and internationally-generated cash flows from sales of equipment and smart cards to fund our ongoing operations. In fiscal 2000 we raised aggregate gross proceeds of approximately $575,000 from a private placement of our common stock. This cash was used primarily to pay operating costs including expenses associated with building production lines, and to establish working capital for ongoing requirements.

          As of December 31, 2000, we had outstanding short-term indebtedness pursuant to various line of credit agreements in the amount of $14,500. We currently have no material outstanding indebtedness other than purchase property mortgages on our San Diego property in the amount of approximately $1.12 million.

          At present, our primary commitments for capital expenditures are the costs of production line assembly. The timing of our capital equipment costs and revenues is linked to the completion of projects. We typically receive the bulk of our payment for installation contracts upon delivery and acceptance of equipment. Therefore, during the assembly stage, we may incur substantial expenditures without corresponding cash receipts, creating potential cash flow shortages. We currently have commitments to complete two installation projects over the next nine months, which will require estimated capital expenditures of $2.0 million in the aggregate.

          In order to meet our liquidity requirements for current projects, we have secured a line of credit with Trans Pacific National Bank, backed by a guarantee from the Export-Import Bank of the United States. The line of credit allows us to borrow up to $1.95 million for working capital purposes. Advances are available to finance installation projects secured by our receipt of standby letters of credit from equipment purchasers. Borrowings cannot exceed 90% of the value of all outstanding letters of credit. We will seek to increase this line of credit to reflect our increased capital equipment business, as we expect that letters of credit having an aggregate value of over $12 million will be issued over the course of the next 12 months in connection with current projects. We believe that we will be able to meet our present commitments through a combination of increasing our credit line and allocating a portion of the proceeds from this offering.

          Operating cashflows were a net use of cash in 1999 of approximately $1.8 million and a source of cash in 2000 of approximately $170,000. The difference represents the timing of inventory build-up in 1999 using cash of approximately $1.1 million and ultimate sale in 2000 resulting in sources of cash of approximately $150,000.

          We expect that our requirements for working capital and liquidity will increase as a result of our undertaking to provide raw materials to two companies which recently purchased production lines from us. We have agreed to obtain raw materials for these customers over a three-year period at a fixed price per card. These parties have purchased a total of three production lines which, at full capacity, could manufacture a total of 18 million cards per year. Thus we could be required to supply substantial quantities of microprocessors and other components for these factories. One of the manufacturers has the right to offset all or a portion of its payment obligation for the purchase of raw materials against the price of finished cards to be sold to us in the future. This will further impact our liquidity by extending the time between purchasing raw materials and receiving payment. In either case, we will need substantial capital in order to obtain the required components. The manufacturers must issue letters of credit to secure their purchase obligations. We believe that these letters of credit will enable us to obtain financing sufficient to fund a substantial portion of our raw materials costs.

          Our requirements for working capital and liquidity will also increase upon implementation of our growth strategy. This includes the installation of our own smart card production line in our San Diego facility at an estimated cost of $2.6 million, as well as the expansion of our in-house manufacturing capability and the diversification of our capital equipment product line to the GSM technology and other markets, which is projected to cost approximately $350,000. We have also agreed to purchase the San Diego property currently being leased from Ampac Technology LLC (an entity controlled by two of our principal stockholders) at a price of $150,000 plus the assumption of the existing mortgages with an outstanding balance of approximately $1.1 million. We intend to use proceeds from this offering for this purchase.

          We anticipate that we will be able to draw on bank and other facilities which, together with anticipated working capital, including the proceeds of this offering, and internally generated cash flow, we believe will be sufficient to fund such commitments. However, if any of these resources are not available or generate less capital than projected, we would need to obtain a major source or sources of financing. Any resulting debt could substantially impact liquidity.

Impact of Inflation

          Although our operations are influenced by general economic trends, we do not believe that inflation had a material impact on our operations for the periods presented.

New Accounting Pronouncement

          In June 1998, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liability that are attributable to the hedged risk, or (ii) the earnings' effect of the hedged forecasted transaction.

          For a derivative not designated as a hedging instrument, the gain and loss is recognized in income in the period of change. SFAS No. 133, amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

          Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the adoption of the new standard on January 1, 2001 had no effect on the Company's financial statements.

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

                             DESCRIPTION OF BUSINESS

Introduction

         Chipcards, Inc. (formerly known as American Pacific Technologies, Inc.), was incorporated under the laws of the State of California on November 3, 1993. Since 1997 we have been engaged in the installation of production lines for the manufacture of smart cards. To date all of our sales of production lines have been to customers located in China. We have also marketed finished smart cards since 1998. In addition, we have developed, and intend to market, ancillary products for use in smart card systems. Prior to entering the smart card capital equipment business, we designed equipment for the production of electromagnetic components.

         Our installation of production lines encompasses providing the customer with the technology, equipment, supplies, installation, training and support for a turnkey operation. We have filed three Provisional Patent Applications relating to our smart card production technology, and we intend to file corresponding non-provisional patent applications in order to continue pursuing patent protection for these inventions. We have made arrangements with the purchasers of our production lines to sell us all or a portion of their production in order to secure a supply of smart cards for marketing. We plan to utilize the proceeds of this offering to increase our capacity to install production lines, commence our own production of smart cards, market newly developed products and expand our geographical markets. Our ultimate aim is to become an integrated global smart card competitor combining technology, production and marketing of smart cards as well as the continuation of our installation business. We believe our technology, supply sources, expertise and contacts will position us favorably in connection with this strategy.

Strategy

         We intend to establish a stronger market position in both the smart card sales and smart card capital equipment areas through a comprehensive plan that includes:

         o expanding our international distribution network;
         o promoting new applications for our capital equipment such as smart labels;
         o diversifying our range of smart card products by developing dual-interface cards, cards that are compatible with new operating platforms, and cards that can be used in the GSM market;
         o replacing vendors with internal equipment-making capability, thus reducing delivery time to customers and costs borne by us;
         o bringing our own factory automation to market by creating in-house capacity to manufacture smart cards; and
         o marketing and promoting our ancillary smart card products.

         We are presently focusing our efforts on increasing our international sales activities, specifically in Europe and Asia, through our network of independent sales representatives and our employees abroad. We are planning to hire our German sales representative as a full-time employee to open a new sales office in Munich, and we are in active discussions with persons who could potentially serve as new sales representatives in the Middle East.

         In the area of new equipment applications, we have developed designs for manufacturing smart labels with our existing production machinery. We do not anticipate marketing this product until


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


after the completion of this offering. We have also developed designs and/or processes for manufacturing all of the new smart card products described above. Although we are in active negotiations with a potential customer for dual-interface cards, we have not otherwise commenced marketing efforts for any of these products. In addition, we have completed development of three ancillary products, a reader/writer for security systems, a card handling system and a chip testing system, but marketing has not commenced.

         We have not begun the process of expanding our equipment-making capacity or creating in-house card production capacity, as we will require the proceeds of this offering to implement these plans.

         In general, we intend to use the proceeds of this offering to implement a substantial part of the plans described above. If we do not sell all of the units being offered, we may be required to scale back or modify our plans. Even if we complete the full offering, there is no assurance that we will be successful in implementing any of these plans.

Smart Card Technology

         A smart card is similar in appearance to a traditional credit card, but stores information on an integrated circuit chip embedded within the card rather than on a magnetic stripe on the surface. While a typical magnetic stripe card stores approximately 212 bytes of information, (generally consisting of a user's name, account, and personal identification number) a smart card can store approximately 64 kilobytes or more of information, which is 300 times the capacity of a typical magnetic stripe card. Smart cards are more secure than magnetic stripe cards, which carry information on the outside of the card and can therefore be more easily damaged, copied, or accidentally erased. In addition, because the integrated circuit chip can also process data for encryption, smart cards offer greater protection against loss or theft of information.

         Smart card systems include a read/write device which performs applications by processing the data stored on the chip. Smart cards are used in a variety of applications, including:

         o access to restricted areas (replacing keys and identification cards);
         o public transportation fare collection (replacing tokens and tickets);
         o point of sale purchases (replacing cash or credit cards at cafeterias, newsstands and other point of sale locations where speed of purchase is important);vending machines;
         o public telephones;
         o industrial applications such as quality control, warehousing, inventory control, distribution and warranty;
         o health care (replacing patients' paper files in hospitals and HMOs); and
         o cellular phones.

         Smart cards are further classified as contact, contactless, dual-interface or hybrid. A contact card must be inserted into a reader or writer in order to process data. A contactless smart card receives information and power through an embedded antenna, and therefore needs not physically contact a reader/writer in order for the embedded chip to perform applications. This electronic transfer of information utilizes inductive coupling (commonly known as "radio frequency" radiation). Contactless cards can be read at a short distance from the reader/writer, making them uniquely well-adapted to small and rapid handshake transactions. Because transactions are conducted without physical contact between the card and the reader/writer, contactless smart card systems undergo minimal mechanical wear, require little maintenance, and can be virtually vandal-proof. A dual interface smart card utilizes a single chip that can function in either a contact or contactless environment, and a hybrid card utilizes two chips that enable it to function in a contact or contactless environment.

         The chips used in smart cards are similar to those used in computers, but have significantly smaller memory. A variety of chips can be used depending on the complexity of the application the smart card is designed to perform. In recent years, technological advances in the design of smart card chips have occurred at a rapid rate, resulting in substantially enhanced storage and processing capabilities. At the same time, the costs of chip production are declining.

         The manufacture of smart cards involves the integration of chip modules into plastic cards. In the case of contactless cards, the module (which is the encasing of the chip) is integrated into a plastic sheet, and a wire antenna is ultrasonically implanted into the sheet around the chip module. Then an interconnect is formed between the wire leads of the antenna and the chip module by thermal compression welding. In the case of contact cards, a cavity is milled into a finished plastic card, and the chip module is glued into the cavity. Both contact and contactless cards may also incorporate magnetic stripes to be compatible with an existing stripe card infrastructure.

Overview of the Smart Card Industry

         The total number of smart cards in use world wide was approximately 1.6 billion in 1999, and by 2001 it is projected that 3.4 billion smart cards will be in use (Source: Frost & Sullivan). By financial worth, the smart card market is projected to rise from $2.1 billion in year 2000, to more than $6.5 billion in 2005. (Source: SJB Research). To date, smart card usage has gained acceptance primarily outside the U.S. The leading markets for smart card sales at present are Europe, Asia and South America.

         The smart card industry is an expanding market with new applications being developed at a rapid pace. The major areas where smart cards are in use today are mass transit, toll collection, electronic purse, access control, banking, medical, and Internet commerce. Although the U.S. market has been slow to develop, we believe that awareness and acceptance of smart cards in this country is on the rise. For example, American Express has recently released their new Blue card, which features an embedded contact chip with an Online Wallet application. On e-commerce web sites that support the Online Wallet, a reader/writer attached to a user's computer verifies the user's personal code against a value stored on the chip, creating a high level of security. VISA is also promoting the use of smart cards because they are believed to reduce fraud and theft. We believe that smart cards will play a pivotal role in the future of secure electronic commerce, and that consumers will prefer to make purchases on web sites that support the added level of security that smart cards can provide.

         The accessibility of the Internet, coupled with the security of the smart card, will also present other opportunities. In e-purse applications, such as transportation cards, individuals can add dollar value via a secure Internet connection from home without having to use an inconvenient public kiosk. In banking and medical applications, users can view their records and make updates with a level of security not present in today's systems. Computers are currently available with an integrated smart card interface. We believe that the increase in computer networks and the emergence of the Internet as the means of both electronic communication and commerce will create an increase in the growth of the smart card market. Smart cards linked to an individual's computer are capable of storing large amounts of personalized user information, and can be used to access corporate networks, store the user's preferences, and conduct financial transactions over the Internet with a high level of security. These applications would make a smart card a direct, secure extension of a PC network. In fact, Microsoft has already integrated smart card support directly into their Windows 2000 environment.

Products and Services

         Our production line business offers a complete array of equipment and services that enables us to provide our customers with a turnkey smart card operation. This includes the technology, equipment, supplies, installation, training, and support required for full-scale production. Our equipment designs focus on the contactless platform. We believe that our designs are more advanced than those offered by many of our competitors because we use fully-automated technology that allows for minimal operator intervention by the card manufacturer. Our robotic-based systems provide a high degree of precision in the card manufacturing process, resulting in faster lead times and higher yields. In contrast, systems designed by our competitors generally have fewer computer-guided operations and require more manual labor in the manufacturing process.

         We have specialized in factory automation since 1994, when we began to design equipment that produces electromagnetic components. This background in electromagnetism enabled us to develop extremely precise machinery that we later applied to the manufacture of smart cards. For example, we designed equipment for the production of surface mount inductors, which are miniature devices used to regulate the flow of radio frequencies. The same basic technology is used to regulate the radio signals through which a smart card communicates with the reader/writer. We also designed equipment for the production of components used in cellular phones. This technology involved a miniature coil winding process for wrapping copper wire around a ceramic core. The same process is used for winding wire around the periphery of a smart card. Having developed these technologies, we became aware of the potential to transition into the smart card industry. In addition, as a result of doing business in foreign markets, we became cognizant of a growing worldwide demand for smart cards. Therefore, beginning in 1997, we decided to discontinue our electronic components business and began to develop and design equipment for the production of smart cards, which we believed to be a higher-margin business with a far greater potential for growth.

         In 1999 we began our direct smart card sales activities by purchasing finished cards from our equipment manufactures for re-sale to end users. Also in 1999, we began the development of certain ancillary smart card products, including a reader/writer device for keyless entry security systems, a product for testing and initializing the chips contained in smart cards, and a smart card ship testing system for inspecting and qualifying integrated chips.

         We also provide post-processing and peripheral services including printing, embossing, magnetic striping and personalization of finished smart cards. The principal customers for these services are companies involved in smart card systems integration.

Smart Card Production Lines

         Our smart card capital equipment consists of various components acquired from third parties that we integrate into an automated production line based on our designs and processes. We have three Provisional Patent Applications pending with respect to these technologies, for which we intend to file corresponding non-provisional patent applications. Our equipment utilizes robotic workcell technology to create a fully automated production line. Full automation makes the equipment especially well suited for countries where labor costs are of concern or highly trained personnel are scarce.

         Unlike many of our competitors, we do not produce factories dedicated to a specific type of chip, antenna or card. These fixed systems limit flexibility, since the machinery cannot readily accommodate alternate designs. Many of these fixed systems also rely on expensive premanufactured sub-assemblies, such as etched antenna sheets. We believe that our factories are better able to adapt to changes in antenna design and smart card design. Our machines employ software based formats that can be easily changed to serve our customers' needs. The software enables the manufacturer to change specifications and other design parameters in order to produce different types of smart card products. Thus, while we principally design contactless card systems, our production lines can be modified to produce several other types of smart cards, including contact, dual interface and hybrid cards, as well as labels, key fobs and coins.

         Our contactless smart card production lines require only the most basic raw materials: plastic sheets, chips and copper wire. This enables our customers to reduce their manufacturing costs by eliminating the need to buy more expensive pre-manufactured parts. In addition, flexibility is built into the production machinery, allowing owners to easily adapt to advances made in smart card technology. These rapid advances in the industry have already been demonstrated by a 75% reduction in the chip size over the last three years. Our turnkey factory lines are also designed for rapid startup, typically enabling customers to manufacture product within approximately four to nine months after making the initial downpayment. Under our capital equipment installation agreements, we will generally supply raw materials, temporary factory management, training and transfer of knowledge to accelerate the start-up process.

         We have developed new designs for the production of equipment that can manufacture "smart labels." This is a thin piece of paper (rather than a plastic card) that has an embedded chip and can be used in place of a magnetic stripe or barcode. Although this is a very recent development in contactless technology, we believe commercial opportunities are rapidly developing. UPS and Federal Express have recently announced the replacement of their bar-coded labels with the smart label. We have successfully tested a prototype for producing smart labels and intend to market this equipment in the future as a new product line. We believe this product will expand the types of applications for which our technologies can be used.

         Recently we completed a total of three production line installations for two customers in China. All lines have been tested and accepted by the customer and full-scale production has commenced. Currently we have a contract to install two new production lines for another customer based in China. During 1997 and 1998 we developed the designs and processes that form the core of our capital equipment technology. Between 1998 and 1999 we installed our first two production lines for customers in China, after which we focused on implementing various enhancements and upgrades to our production machinery. We believe these improvements put us in a strong competitive position and helped us secure the capital equipment contracts that are now in place. The payment structure on these contracts is based on a percentage of completion method whereby we receive an initial cash deposit, with the balance payable based on the completion of the project.

         Our turnkey factories consist of six separate pieces of equipment (otherwise known as workcells) that are assembled into a fully automated production line:

         Hole Punching Workcell. This workcell is used to punch precisely measured cavities into plastic sheets in order to accommodate the chip module that is inserted into the cavity at a later stage in the assembly process.

         Module Pick and Place Workcell. This system is designed to install the modules containing a microprocessor onto a specified sheet matrix.

         Antenna Embedding Workcell. This system is designed to embed the wire into the plastic sheet through the use of ultrasonic power. We believe that ultrasonic embedding is superior to other existing processes, such as etching, as it results in a much more stable card.

         Bonding Workcell. This system is used to form the bond between the module and the wire antenna, using thermo-compression techniques.

         Dual Mode Lamination Workcell. This system laminates the plastic sheets and can load up to 12 sheets at each opening.

         Card Cutting Workcell. This workcell is used to punch laminated inlays into precise card bodies in accordance with precise specifications.

         The antenna embedding, module pick and place and bonding workcells are considered core components. We have developed proprietary designs and processes for the assembly and integration of these machines. Approximately 50% of this assembly work is done through a contract manufacturer, based on our requirements and under the supervision of our engineers. The dual mode lamination, hole punching and card cutting machines are considered off the shelf components and are purchased as-is through outside vendors. After assembly is completed by our subcontractor, all finished components are shipped to our San Diego facility to be assembled and inspected by us and our customers, and are then packaged and shipped to the customer. Our personnel are sent to the customer's location to supervise final installation and testing. Our capital equipment products are all designed according to customer specifications and sold as complete production lines.

Smart Cards

         Although we intend to install a smart card production line in our San Diego facility, at present we do not have any in-house capability to manufacture cards. Therefore, we have entered into agreements giving us the right to buy finished product at a fixed price from certain companies that purchase our capital equipment. We also have agreements with other capital equipment customers under which we are obligated to buy specified quantities of cards at a fixed price. These arrangements are expected to give us a stable source of supply, and we believe that the prices we have negotiated are competitive under current market conditions. We also believe that sourcing cards from our equipment customers will ensure high quality product, since our machinery undergoes stringent inspection and testing before customers begin production. We have been designated as an approved smart card supplier by several leading companies, including Philips, Siemens, Motorola and NEC.

         We also offer post-processing and peripheral services in order to customize cards for end-users. These services include printing, embossing, magnetic striping and personalization of finished cards.


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


We use third-party vendors for most of the post-processing services, except for personalization, which we conduct in-house.

         In the past, we obtained finished smart cards from two manufacturers in China who purchased production lines from us. These manufacturers no longer supply us with cards, as we have been unable to meet our obligation to source computer chips for them due to a worldwide shortage of smart card microprocessors. However, we have recently installed three new production lines for two customers from which we will have the ability to purchase finished cards. Upon the completion of our current installation projects, we will be entitled to purchase a substantial portion of the output from as many as six more production lines. These arrangements will continue for a period of three years after our customers have commenced production. These lines are all designed to produce technologically advanced high frequency smart cards. With these direct strategic alliances, we believe we will be able to offer high frequency cards at a lower price than the leading competitors.

         We conduct extensive testing of smart cards upon receipt from the manufacturer. Card functionality is tested through our card handling system, which our own engineers have designed. We also conduct a torsion test and a pull test to check the strength of both the card and the bond between the antenna and the chip module. All testing is done by randomly selecting cards from each shipment we receive.

         We believe that the card industry recognizes high frequency contactless smart cards as the best platform in terms of business and technology. We further believe that with our advanced production lines, we will be in a strong position to deliver cards that compete in nearly the same price range as the low frequency cards.

         Assuming the successful completion of this offering, we intend to install an in-house production line in our San Diego facility. This will position us to offer new smart card products, including dual-interface cards, cards utilizing alternate smart card platforms, and cards for use in GSM cellular phones.

         o Dual-Interface Cards. Also known as "combi" cards, they contain one chip with both a contact interface and a contactless interface. These two interfaces allow for greater compatibility with older contact-only systems. There is a strong market for this product in Korea for use in banking applications. We are currently negotiating a potential sale of these cards to a leading Korean systems integrator. We anticipate that the need for dual-interface cards will expand to other markets as demand for secure applications increases.

         o Alternate Smart Card Platforms. We believe there is also a growing market for smart cards compatible with various new operating platforms that are now available. The ongoing microprocessor shortage has prompted a number of chip manufacturers to develop and actively market alternatives to the Mifare platform. We intend to promote our capability to supply cards to the developing market for non-Mifare smart cards. These platforms have now been standardized to encourage and accelerate development.

         o GSM Cellular Phones. The Global System for Mobile Communications is a chip-based cellular telephone system. GSM cellular phones utilize a miniature smart card for account verification in place of an electronic identification number assigned to each unique



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


           cellphone. This allows for greater convenience because the card is detachable and interchangeable with other GSM phones. This technology is widely used in Europe and Asia, and we believe that it is gaining acceptance in the U.S. We believe we are in a favorable position to take advantage of this expected growth market, as our machinery is well-suited to produce the precision components required for GSM use.

         Our overall goal is to create in-house manufacturing capacity in order to take advantage of opportunities that are expected to arise in dual-interface cards, alternate-platform cards and GSM cards. Although we could rely on our outside vendors to supply these products, using our own on-site equipment will increase our margins, give us greater control over quality and delivery time, and give use greater flexibility to respond to movements in demand.

Ancillary Smart Card Products

         We have designed a smart card reader/writer for use in keyless entry security systems. This device is available either as a stand-alone product, or as an OEM circuit board, which is the basic unit that a manufacturer can modify for its own specialized applications.

         As a stand-alone unit, the reader/writer board has been enhanced with switching devices that actuate electronic locks and alarm systems without additional interface boards. In contrast, the typical security system requires two interface boards, one which reads the card and one which powers the locks. We believe our product is more cost effective for customers because it uses less power and does not require the addition of a second board. We intend to market the stand-alone product primarily to homeowners as an alternative to traditional locks and alarm systems. We anticipate that reader/writers will be manufactured by a contract manufacturer based on our designs.

         The OEM circuit board or developer's kit can be used to design smart card systems on any platform. The target market for the developer's kit is engineering personnel. Our development kit includes the reader/writer, platform-independent software and sample cards. This kit allows developers to integrate our technology into their networks and systems. This method of introduction is well known and accepted in the electronics industry.

         In addition to direct sales, our goal is to act as a supplier for smart card systems integrators in order to accelerate the growth of our contactless smart card business. While we have not yet commenced sales of our smart card peripheral products, we believe the door access and secured electronic access markets have the potential to offer a high volume of business for both reader/writers and the high frequency cards used in security systems. High frequency cards offer several advantages over other entry devices, including low frequency cards: high frequency cards are more streamlined and therefore easier to handle; price differentials between high and low frequency cards have decreased; and high frequency cards are capable of more extensive cryptology than low frequency cards, making them better suited for high security applications.

         We have recently developed a card handling system that automatically tests and initializes the computer chip embedded in each card. This desktop unit is designed to meet the trend towards programming cards at the end user's site. Several of our installation projects include this unit as a component of the production system. We also intend to market this unit as a stand-alone product to existing card manufacturers who desire to add testing and initialization capability to their production systems. We have also developed a smart card chip testing system that automatically tests smart card integrated chips before manufacturing begins. This unit is designed to enhance production quality control. Several of our installation projects include this unit as a component of the production system. We also intend to market this unit as a stand-alone product to existing card manufacturers who desire to add a greater degree of quality control to their production systems.

Production Line Contracts

         In order to secure installation contracts in China we generally engage the services of general agents and sub-agents. It is customary practice in the Chinese business community to use these agents in significant transactions. The total fees payable to a general agent and sub-agents in connection with an installation contract typically range from 10% to 25% of the total contract price. We also use general agents and sub-agents to introduce us to potential smart card customers in China. The fees payable to agents with respect to smart card sales are generally between 6% to 13% of the total sale price. Similar business practices exist in connection with the sale of equipment and smart cards in Korea, Japan, Taiwan and Europe, all of which are markets in which we intend to be active.

         From 1998 to 1999 we completed one production line for China Tianjin Global Magnetic Card Co., Ltd. and one line for Beijing Aerospace Gold Card Co., each of which is located in China. Under our contracts with these parties, we agreed to provide each of them with raw materials for the manufacture of cards. We also have the exclusive right to buy the finished smart cards produced by these manufacturers. However, because of a shortage in the supply of Mifare microprocessors, we have been unable to provide the necessary raw materials, and there is a risk that such parties may bring claims seeking to impose continuing obligations upon us. (See "Risk Factors - We are Subject to Risks Associated with Obligations Under our Capital Equipment Contracts.").

         In late 2000 and early 2001 we completed the installation of three production lines for two customers based in China. In addition, we have entered into an agreement with another customer located in China covering the installation of a double production line. We expect that the project will be completed by the end of 2001. Under each of our production line contracts, installation, testing, technical services and training are included in the cost of the facilities. All of these contracts are governed under Chinese law and provide for the arbitration of disputes in China.

         The following summarizes the specific provisions of our current capital equipment contracts:

         China Card

         In October 2000, we delivered and installed two production lines for the Shandong Huang Tai Industrial Group in China. The equipment has been tested and accepted by the customer and full-scale card production has begun. The equipment was purchased by a joint venture company, China Card I.C. (Shanghai) Co., Ltd., which is owned on a 50-50 basis by us and The Shandong Huang Tai Industrial Group. Our capital contribution to the joint venture was in the form of equipment; accordingly, a portion of the equipment sold to the joint venture was deemed to be our capital contribution, and a proportionate deduction was made from the cash amount payable to us under the equipment installation contract. No revenue was recognized by us and no investment asset was recognized on that portion of the equipment deemed to be capital contribution.



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


         Under an equipment purchase agreement, we guarantee a manufacturing capacity of 6 million cards per year and a reject rate of less than three percent for each production line sold to China Card I.C. (Shanghai) Co., Ltd. We also entered into a license agreement under which we provided technical information and support services needed to operate the production lines. Under a raw materials and product sale agreement, we have the right to buy contactless cards from China Card over a three-year period at a fixed price per card. Quantities are based on our forecasted requirements, and we must post letters of credit to secure our purchases. In addition, this agreement requires us to provide China Card with raw materials on an as-ordered basis over a three-year period at a fixed price per card, subject to the issuance of letters of credit securing China Card's payment obligation. We have agreed, however, that, should we decide to buy finished cards, China Card will not pay us cash for raw materials, but rather will deduct the appropriate amount from the price at which they sell finished cards to us.

         Shandong Huaguan

         In February 2001, we delivered and installed one complete production line for Shandong Huaguan Group General Company in China. The equipment has been tested and accepted by the customer and full-scale card production has begun. Under an equipment purchase agreement, we guarantee a manufacturing capacity of 6 million cards per year and a reject rate of less than 3 percent. We also entered into a license agreement under which we provided technical information and support services needed to operate the production lines. Under a raw materials and product sale agreement, we have the right to purchase contactless smart cards over a three-year period at a fixed price per card. Quantities are based on our forecasted requirements, and we must post letters of credit to secure our purchases. In addition, this agreement requires us to provide raw materials over a three year period at a fixed price per card, subject to the issuance of a letter of credit securing Shandong Huaguan's payment obligation.

         Hainan Pacific

         We have entered into an equipment purchase agreement with Hainan Pacific New High Tech Co, Ltd., a Chinese company, covering the sale of a double production line. Under this agreement, we guarantee a manufacturing capacity of 1,500 cards per hour. Payments are to be made based on the progress of the project. We also entered into a license agreement under which we provided technical information and support services needed to operate the production lines.

Research and Development

         We conduct an ongoing analysis of available manufacturing technologies and advancements in the automation industry, which we believe has enabled us to procure modern, low-maintenance and cost-effective equipment. In 1999 we completed modifications to our factory equipment that significantly improved the efficiency and adaptability of our production lines. These modifications included improving the mechanics and electronics of our coil winding, process making the winding equipment more efficient and resulting in higher output. We also enhanced the flexibility of our implanting machinery, which can now implant the antenna into a variety of materials, including the paper used in smart labels and new types of plastics. Our process for welding the module to the antenna has been improved, resulting in an increase of approximately 11% to 20% in the average stress that the card can withstand. From 1998 through 1999, we spent approximately $267,000 on both personnel and equipment in connection with research and development.

         During the 2000 fiscal year, we continued to evaluate new card and chip technologies in order to ensure that our equipment fully utilizes these new developments. By utilizing advances in materials and technology, we were able to improve the efficiency of our processes, resulting in reduced raw material cost, improved mechanical and electrical performance, and a higher quality product. With rapid advances continually taking place in the plastics and semiconductor industries, we view our research in this area as essential to establishing a prominent role in the smart card market. In contrast to prior years, during 2000 research and development was conducted in the course of producing equipment for customers, and not as a separate activity. Therefore, our research and development costs for the year are not reflected as a separate line item in our financial statements.

         In response to the demonstrated needs of the market, we are developing smart card systems solution software, including toll collection, door access, and general communication applications for use by developers of custom software during evaluation. This product is in the very early stages of development.

         We anticipate that during the 2001 fiscal year, we will continue to focus on improvements that can be implemented as part of our ongoing installation work. We also intend, to a lesser extent, to allocate resources to independent research and development projects, primarily for the further development of new products. We believe that the ability to continue making enhancements and improvements will be critical in positioning us to benefit from the projected expansion of the smart card market.

Market Analysis

Market

         The smart card markets in Europe, Asia and South America are well established and have grown at a rapid rate. The smart card market is projected to rise from $1.8 billion in worldwide sales in year 2000 to more than $6.5 billion by 2005 (Source: SJB Research). Our internal estimates place the size of the worldwide smart card capital equipment market at approximately $500 million for the 2001 fiscal year based on our assessment of current market activity including contracts up for bid or being fulfilled.

         In the U.S., the market for both smart cards and smart card capital equipment remains relatively small. However, we believe that the U.S. is currently undergoing a technological shift from magnetic stripe cards to smart cards, and is at the onset of expansive growth in the smart card industry. It is projected that the U.S. will account for up to 50 percent of worldwide growth in smart card sales (source: Dataquest). Market data also suggest an increase in capital equipment sales. The U.S. market for radio-frequency identification equipment (which includes smart card reader/writers, contactless smart cards, contact smart cards and smart labels) is projected to grow to $782 million by the end of 2000, representing a five-fold increase from 1994 (source: Frost & Sullivan). We believe that this will also stimulate growth in the capital equipment market, as machinery will be needed to meet the demand for these products.

         Contactless smart cards are well suited for applications such as mass transit or access control. In the U.S., we believe that applications such as large corporate network access, public transportation, toll collection, government ID cards, health cards, parking meters, gas stations, e-commerce and keyless entry will all be viable applications. Contactless smart cards can also be used with applications that make use of the SSL and SET protocols, which are methods of insuring secure financial transactions over open networks like the Internet.

         Overall, we anticipate that demand for capital equipment and smart cards will expand as a result of:

         o The growth and diversity of smart card applications;
         o The need for higher security in Internet e-commerce;
         o The consumer desire for more convenient financial and personal transactions;
         o The progression of radio frequency applications to higher frequencies; and
         o The projected growth of the smart card market in South America and, in the longer term, North America.

         Our smart card equipment business has historically focused on the Asian markets, particularly China. As a result of its economic growth over the last decade, China has invested heavily in modernizing its electronics industry. Initially, we took advantage of this modernization in the field of electromagnetic products. Having transitioned into the smart card business, we believe that our prior experience will allow us to continue competing effectively in the Chinese market and other similar markets. Additionally, in our smart card sales sector, we believe that our knowledge of the manufacturing process provides a basis for understanding and meeting the needs of our smart card customers. Overall, we believe that our company is well positioned to compete in the smart card industry in China as a result of our knowledge of the local market, our long-term experience in electromagnetic technologies, and the quality of the equipment that we have produced and sold to customers in China. We intend to use this as a basis for broadening our customer bases in Asia and expanding into the North American, European and South American markets, supported by an expansion of our sales force and the launch of an advertising and promotional campaign.

Customer Profile

         Our target market for smart card sales includes industrial concerns wishing to expand into the field of smart cards and established card manufacturer wishing to meet new market demand by offering contactless smart cards.

         A partial list of our current smart card customers includes:

         o KD Electronics (South Korea)
         o Motorola (USA)
         o Korea Information & Communications Company (South Korea)
         o Electronic Silicon Solutions (UK)

         Our current capital equipment customers are describe in this prospectus under the heading "Business - Current Capital Equipment Contracts."

Competition

         In the smart card capital equipment market, our competitors include production line suppliers such as Mulhbauer (Germany), Melzer (Germany), Meinen Ziegel & Co. (Germany), Ruhlamat (Germany), Essec (Switzerland), Sempac (Switzerland), Sokymat (Switzerland) and Advanced Interconnection Technology (United States).

         Our competitors in the smart card sales market include
Aktiengesellschaft fur Chipkarten und Informationssysteme ("ACG") (Germany), Giesecke & Devrient (Germany), Oberthur (France), Gemplus (France), Schlumberger (France), and Amatech (Germany).

         Key factors that have contributed to our competitive position in the capital equipment industry include short lead times, technical know-how and strong business relationships developed and maintained at the local level. In addition, to our knowledge few competitors can match our ability to automate every function within the production line. In the area of smart card sales, we believe that we offer a competitive product in terms of both price and quality. We have contracted with our capital equipment customers to purchase cards at prices that we believe are very favorable. Since our suppliers will be using equipment that we designed and manufactured, we are confident that we will receive high quality product.

         Our products are specifically engineered to meet the individual requirements of our customers. In the case of smart card capital equipment, every component built is fully tested and inspected before shipment to the customer. We believe that this commitment to quality results in state of the art product and high yield for our customers. In the case of smart card sales, the product we purchase from manufacturers is extensively tested in order to ensure that our customers receive high quality cards.

Marketing and Advertising

         Our marketing strategy is to enhance, promote, and support the fact that our products meet customers' stringent specifications, yet are priced competitively. We intend to create a strategic marketing campaign delivering this message along with the announcement of new sales offices and new products, including our reader/writer for security systems and smart cards designed to accommodate the new operating platforms that are now available. This marketing campaign will include a public relations rollout, an advertising campaign in trade publications, and direct mailings. We also intend to expand our web site, URL:http://www.chipcards.com, to reflect our growing product line and include e-commerce as a means of distributing our products.

         Our overall advertising and promotional objectives are to position our company as a recognized expert in the design of smart card manufacturing facilities, and in the sale of contactless smart cards and related products and services. Although we have not yet commenced any promotional activities, we have budgeted $300,000 in fiscal 2001 for advertising and promotion (a portion of which is expected to be funded from the proceeds of this offering). The budget for advertising will be continuously updated to comprise approximately 3% of total sales. For 2001, we intend to focus on press releases, sponsorship programs and the Internet as publicity strategies. We appear at select trade shows throughout the year and has co-sponsored industry events in China.



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


Distribution

         We currently have sales offices located in Beijing, China and South Korea. Currently, our Beijing office consists of four employees including one sales employee and two engineers, and our South Korea office consists of four employees including three sales employees. The Beijing office engages in the sale of both capital equipment and smart cards. The South Korea office engages primarily in the sale of smart cards but has begun to solicit potential production line customers as well. In addition, we have six independent sales representatives covering the United Kingdom, France, Italy, Japan, Germany and Argentina. All of our sales representatives are dedicated solely to smart card sales. They are not restricted from representing other parties, but have agreed not to sell any products competitive with ours. In order to establish a greater share of the international smart card market, we intend to expand the size of our office in Beijing. We intend to hire our German sales representative as an employee to open and manage a new sales office in Munich, Germany. In addition, we are currently in negotiations to add independent sales representatives in the Middle East.

         In the market for contactless smart cards there exist only a few companies with worldwide sales offices. We are determining, on a region by region basis, if it will be more beneficial to compete head-to-head at the retail level with these large distributors, or to become a wholesaler to them. We are currently negotiating with several contactless smart card distributors to explore the best strategy for each market. At present, one of our principal smart card customers is a retailer which purchases from us on a wholesale basis.

         Our web site has been instrumental as a promotional tool, and a means of providing contact information. We also intend to add e-commerce capabilities to enable the purchase of smart card products directly from our website.

Intellectual Property

         We regard our factory automation designs and processes as proprietary and will rely primarily on a combination of patent, copyright, trade secret and confidential information laws, employee and third-party non-disclosure agreements and other methods to protect such proprietary rights. The aspects of our technology which we consider to be unique in the industry include the use of robotics to achieve full automation, the integration of software based formats in order to maximize flexibility, and the use of modular designs that enable each workcell to function as a stand-alone unit. There can be no assurance that these protections will be adequate to protect against infringement or misappropriation of our recipes or formulations. We have filed three Provisional Patent Applications with respect to certain designs and processes used in the manufacture of our production lines. We intend to file corresponding non-provisional patent applications in order to continue pursuing patent protection for these inventions. There is no assurance, however, that we will be successful in obtaining patents for any of the inventions claimed in these applications. We currently do not have any issued patents, copyrights or trademarks. We intend to enter into non-disclosure agreements with certain of our employees and non-disclosure and assignment of invention agreements with certain of our employees, consultants and subcontractors. However, there is no assurance that such measures will be adequate to prevent competitors from developing similar or superior products.

Legal Proceedings


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


         From time to time, we may be involved in litigation relating to claims arising out of our operations in the ordinary course of business. We are not currently engaged in litigation or arbitration, the result of which would have a material effect on our financial condition, results of operations or future prospects.

Employees

         We currently have eleven employees in the United States, four employees in China and four employees in South Korea. All employees are full time except for our Chief Financial Officer, who is serving on an as-needed basis. After the completion of this offering, we intend either to secure the full-time services of our current CFO or identify and hire another qualified candidate as a full-time CFO.

         In the area of sales, we use a combination of full time employee sales personnel and independent sales representatives to optimize market potential and geographic coverage. We have three employees directly engaged in the sale and distribution of our technology products in the United States, one sales employee in China and three sales employees in South Korea. After the completion of this offering, we plan to expand both our employee and contract sales forces in the U.S. and abroad to capitalize on the forecast demand for smart card products.

         Our future performance depends in significant part upon the continued service of our key technical and management personnel, and our continuing ability to attract and retain highly qualified and motivated personnel in all areas of our operations. Competition for qualified personnel is intense. We provide no assurance that we can retain key managerial and technical employees or that we can attract, assimilate or retain other highly qualified personnel in the future. Our employees are not represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.

Properties and Equipment

         Our headquarters are located in Citicorp Center at One Sansome Street, 19th Floor, San Francisco, California. We have entered into a one-year lease with a term ending on June 30, 2001. The term will be automatically extended for successive one-year periods unless either party elects not to renew at least 90 days prior to the expiration of the initial term or any renewal term. A 7% rent increase will apply to each renewal term. The current rent is $4,638.00 per month.

         Our San Diego office is currently leased from Ampac Technology, LLC a limited liability company owned by two of the principal stockholders of our company. The property is located at 6827 Nancy Ridge Drive, San Diego, California. The lease is for a term of twenty years ending on March 19, 2019, at a base rent of $7,000.00 per month. Ampac has entered into an agreement to transfer title to the San Diego property to us upon the completion of this offering at a purchase price of $150,000 plus the assumption of the existing mortgages with an outstanding balance of approximately $1,121,640.

         Our China office is located at Huatong Building, A-19, West Chegongzhuang Road, Beijing, China. We have entered into a one-year lease with a term expiring April 30, 2002. The current base rent is approximately US $1,198 per month.

         Our South Korea office is located at Samwon Building, 81-1, Karak-Dong, Songpa-Ku, Seoul, South Korea. We share office space with Chunwoo Ind. Co. Ltd., a company controlled by one of our employees in South Korea, on a rent-free basis.

                                   MANAGEMENT

         The Directors, Executive Officers and significant employees of our company are as follows:

         Name                         Age               Position

         Allen Yue(1)                  43               President, Director

         Eric Gravell(2)               41               Executive Vice President, Assistant Chief Financial Officer,
                                                        Director

         Paul Amadeo                   33               Chief Information Officer, Director*

         Timothy Norman                33               Chief Technology Officer

         Michael Recca                 50               Chief Financial Officer

         Fillian Lei                   32               Controller

         Ross Mandell                  44               Director*

         Scott A. Ziegler              40               Director*


         (1) Member of Compensation Committee
         (2) Member of Audit Committee

         * Nominated as a director to serve upon the completion of this offering

         Each of the above-listed directors will serve until the next annual meeting of the shareholders and until his or her successor is elected and qualified, or until his or her death, resignation or removal. Vacancies on the Board of Directors are filled by a majority of the remaining directors.

         Each of the above-listed officers and employees will serve until the next annual meeting of the Board of Directors and until his or her successor is elected and qualified, or until his or her death, resignation or removal, subject to the employment agreements between our company and each such officer.

         The board of directors is currently comprised of seven seats. At present Allen Yue and Eric Gravell are serving as directors, and the remaining five seats are vacant. Upon the completion of this offering, Ross Mandell, Scott Ziegler and Paul Amadeo have been nominated to serve on the board, and they have agreed to do so subject to our obtaining acceptable directors and officers liability insurance. We intend to fill the remaining two vacancies after the completion of this offering.

Business Experience

         Allen Yue co-founded Chipcards in November 1993 and has served as its President since then. Mr. Yue is directly responsible for the sales of all Chipcards' machinery in Asia, and supervises its offices in Beijing and Seoul. Prior to founding Chipcards, Mr. Yue co-founded Discount Air Brokers International in 1988, and ran the Shanghai office of American Pacific Development and Investment, a Boeing distributor, between 1991 and 1994. Mr. Yue went to college at Beijing University and San Francisco State University.

         Eric Gravell co-founded Chipcards in November 1993 and has served as its Executive Vice President since then. He has also served as Assistant Chief Financial Officer since January 2001. Prior to founding Chipcards, Mr. Gravell was a Director at American Pacific Development and Investment, a Boeing distributorship with offices in Hong Kong and Shanghai. In 1985, Mr. Gravell co-founded Transoceanic Travel, the first agency in the United States to promote international and around-the-world travel at wholesale prices. Mr. Gravell is currently serving as an officer of TicketPlanet.com, Inc., an online supplier of travel services. Mr. Gravell attended the University of Montreal and San Francisco State University.

         Paul Amadeo joined Chipcards in 1998 and serves as Chief Information Officer. Prior to joining Chipcards, Mr. Amadeo conducted research and development in Optical and RF components, managed a medium-scale LAN/WAN network, and served as a project engineer/manager for RF components. Mr. Amadeo earned a B.S. in Applied Physics from the California Institute of Technology, and a M.S. in Electrical Engineering/Applied Physics from the University of California, San Diego.

         Timothy Norman joined Chipcards in 1997 to develop Chipcards' smart card division. He currently serves as our Chief Technology Officer and has served as a Director from October 1999 through January 2001. Prior to joining Chipcards, Mr. Norman was involved with the research and development of superconducting and composite materials. He served as a program manager for composite material characterization on the F-22 project, and designed experiments for the characterization of advanced plastic materials used in commercial aircraft. Mr. Norman earned a B.S. in Physics from the University of Nebraska.

         Michael Recca was appointed Chief Financial Officer of Chipcards in May 2001. Mr. Recca serves in this capacity on an as-needed basis. Mr. Recca currently serves as Chairman of the Board of Directors of Harvey Electronics, Inc., a retailer of audio, video and home theater equipment. Since 1996, Mr. Recca has served as the manager of Harvey Acquisition Company, LLC. From August 1995 through December 31, 1998, Mr. Recca was an employee of Taglich Brothers, D'Amadeo, Wagner & Co., Inc., a NASD registered broker-dealer.

         Fillian Lei joined Chipcards in 1994. She served as its Chief Financial Officer between 1996 and 1998, and is now Controller. Prior to joining Chipcards, Ms. Lei worked for American Savings Bank as a Senior Financial Service Representative for seven years. Ms. Lei earned a B.S. degree in accounting at San Francisco State University in 1994.

         Scott A. Ziegler has been the Senior Managing Partner at Ziegler, Ziegler & Altman LLP in New York City since 1991, and has been a practicing attorney since 1986. Mr. Ziegler specializes in international and domestic corporate, securities, licensing and venture capital matters. Mr. Ziegler attended Brown University (B.A., 1982) and the University of California School of Law (J.D., 1985).

         Ross H. Mandell is and has been a consultant to Chipcards since
March 2000. Mr. Mandell is also the President and Chief Executive Officer of Sky Capital Ltd., a financial consulting and advisory company. He has been a stockbroker since 1984. Mr. Mandell was employed by a number of stock brokerage firms since that time, including E.F. Hutton and Oppenheimer & Co. In 1995,
Mr. Mandell founded (with two other individuals) Roan Capital Partners, L.P., a New York-based broker-dealer and investment banking firm. Mr. Mandell sold his interests in Roan Capital in April 1997, and joined The Thornwater Company, L.P., another New York-based brokerage firm, where he served as Senior Vice President. Mr. Mandell resigned from Thornwater in January 2001, but continues to serve that firm as a consultant pursuant to three-year consulting agreement. Mr. Mandell is also a consultant to TicketPlanet.com Inc, a California based online travel firm.

         Mr. Mandell attained a Bachelor of Arts degree from the University of Maryland in 1978. In 1999, Mr. Mandell was named in an arbitration proceeding brought against Roan Capital. Mr. Mandell paid $75,000 in connection with the settlement of that arbitration. In February 1995, Mr. Mandell settled disciplinary charges brought by the New York Stock Exchange ("NYSE"). He was suspended from the securities business for six weeks pursuant to that settlement.

Employment Agreements

         Eric Gravell has entered into a three-year employment agreement dated January 1, 2001, which is renewable at our option. Mr. Gravell receives a salary of $175,000 per year and is entitled to a discretionary bonus to be determined by the board of directors.

         Allen Yue has entered into a three-year employment agreement dated January 1, 2001, which is renewable at our option. Mr. Yue receives a salary of $175,000 per year and is entitled to a discretionary bonus to be determined by the board of directors.

         Each of Paul Amadeo, Timothy Norman and Fillian Lei has entered into a three-year employment agreement dated November 1, 2000 providing for a salary of $100,000 per year. Jose Flores has entered into a three-year employment agreement dated November 1, 2000 providing for a salary of $70,000 per year and an incentive bonus equal to ten percent of the gross profits from any sales directly attributable to him.

                     COMPENSATION OF DIRECTORS AND OFFICERS

         The following table sets forth the aggregate annual remuneration of our President and the four most highly paid executive officers other than the President who served as executive officers as of December 31, 2000:

                           Summary Compensation Table

                                         ---------------------------------------------------------------
                                                                       ANNUAL COMPENSATION
--------------------------------------------------------------------------------------------------------
                (a)                          (b)               (c)            (d)             (e)
--------------------------------------------------------------------------------------------------------
                                                                                          Other Annual
Name & Principal Position                   Year            Salary ($)     Bonus ($)     Compensation($)
--------------------------------------------------------------------------------------------------------
Allen Yue, President                        2000            $125,000         -0-          $20,000(1)
--------------------------------------------------------------------------------------------------------
                                            1999             $90,000         -0-          $60,000(2)
--------------------------------------------------------------------------------------------------------
                                            1998             $57,600       $50,000          -0-
--------------------------------------------------------------------------------------------------------
Eric Gravell, Executive Vice President      2000             $62,500         -0-            -0-
--------------------------------------------------------------------------------------------------------
                                            1999             $78,750         -0-            -0-
--------------------------------------------------------------------------------------------------------
                                            1998             $57,600      $100,000          -0-
--------------------------------------------------------------------------------------------------------
Timothy Norman, Chief Technology Officer    2000             $66,667       $50,000          -0-
--------------------------------------------------------------------------------------------------------
                                            1999             $57,000         -0-            -0-
--------------------------------------------------------------------------------------------------------
                                            1998             $40,092       $22,500          -0-
--------------------------------------------------------------------------------------------------------
Paul Amadeo, Chief Information Officer      2000             $73,333       $40,000          -0-
--------------------------------------------------------------------------------------------------------
                                            1999             $68,000         -0-            -0-
--------------------------------------------------------------------------------------------------------
Fillian Lei, Controller                     2000             $67,705       $50,000          -0-
--------------------------------------------------------------------------------------------------------
                                            1999             $35,750         -0-            -0-
--------------------------------------------------------------------------------------------------------
                                            1998             $42,000       $22,500          -0-
--------------------------------------------------------------------------------------------------------

(1) Represents cash commission paid in connection with the sale of equipment.

(2) Represents accrued commission in connection with the sale of equipment that Mr. Yue elected to defer. This amount was paid during 2001.

Stock Compensation

         In November 1999 we issued stock awards to the employees named in the following table in connection with services provided to our company. All share amounts have been retroactively restated to reflect a 2.65-for-one stock dividend declared in May 2000. These shares had a nominal fair market value at the time of issuance.

Name of Employee                           Amount of Award
----------------                           ---------------
Fillian Lei                                182,500 shares
----------------------------------------------------------------------------
Timothy Norman                             182,500 shares
----------------------------------------------------------------------------
Paul Amadeo                                182,500 shares
----------------------------------------------------------------------------
Jose Flores (engineer)                      91,250 shares
----------------------------------------------------------------------------
Mo Jia (head of Beijing office)            182,500 shares
----------------------------------------------------------------------------

Stock Options

         For the benefit of our employees, directors and consultants, we have adopted the Chipcards, Inc. 2000 Equity Incentive Plan. The plan provides for the issuance of options intended to qualify as incentive stock options for federal income tax purposes to our employees and non-employees, including employees who also serve as our directors. Qualification of the grant of options under the plan as incentive stock options for federal income tax purposes is not a condition of the grant and failure to so qualify does not affect the exercisability of the stock options. The number of shares of common stock authorized and reserved for issuance under the Plan is 2,500,000.

         In May 2001 we issued 240,000 options to Michael Recca and 120,000 options to each of Allen Yue, Eric Gravell, Paul Amadeo, Timothy Norman, Fillian Lei and Jose Flores. These options vest ratably over a period of three years. In May 2000 we also issued 90,000 options to Ziegler, Ziegler & Altman LLP, and an employee of such firm. Ziegler, Ziegler & Altman LLP is a law firm which we have retained and will continue to retain in connection with certain legal matters and which has given an opinion on the validity of the securities being offered. These options were fully vested upon issuance. Scott Ziegler, who has been nominated to serve as a director upon the completion of this offering, is a partner of Ziegler, Ziegler & Altman, LLP. Mr. Ziegler has disclaimed any interest in such 90,000 options. All of the 1,050,000 options described above are exercisable at the lower of $8.00 per share or the initial public offering price of the shares of common stock included in the units, provided that if an initial public offering is not consummated prior to January 1, 2002, the option exercise price will be adjusted to $5.00 per share. Upon the closing of this offering, we also intend to issue 35,000 options to each director who is not an officer or employee of our company. We anticipate that these options will be fully-vested upon issuance and will be exercisable at the initial public offering price of the shares of common stock included in the units.

         Our board of directors administers and interprets the plan (unless delegated to a committee) and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

         The exercise price of options may not be less than 85% of the fair market value of our common stock on the date of grant of the option and to qualify as an incentive stock options may not be less than the fair market value of common stock on the date of the grant of the incentive stock options. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof.

         Optionees are entitled to exercise for at least thirty days after the optionee ceases to be an employee, a director, or non-employee service provider. However, in the event of death or disability of the optionee, the options shall be exercisable for at least six months following death or disability. In any event options may not be exercised beyond the expiration date of the options, which may not be more than one hundred twenty months from the date it is granted. Options may be granted to our key management employees, directors, key professional employees or key professional non-employee service providers, although options granted non-employee directors do not qualify as incentive stock options. No option may be granted after December 31, 2009. Options are not transferable except by will or by the laws of descent and distribution.

         All outstanding options granted under the Plan will become fully vested and immediately exercisable if (i) within any 12-month period, we sell an amount of common stock that exceeds 50% of the number of shares of common stock outstanding immediately before the 12-month period or (ii) a "change of control" occurs. For purposes of the plan, a "change of control" is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring our securities) of beneficial ownership, of 50% or more (or less than 50% as determined by a majority of our directors) of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of December 31, 2000, as adjusted to reflect the sale of the units offered by this prospectus, by:

         o each person who is known by us to beneficially own more than 5% of our common stock
         o each of the named executive officers and each of our directors; and
         o all of our officers and directors as a group.

         Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

                                     Number of Shares                Percentage Ownership
Name and Address of                  of Common Stock                 Before       After
Beneficial Owner                     Beneficially Owned              Offering(1)  Offering(1)
-------------------                  ------------------              --------     --------
Eric Gravell                             3,000,000                   28.2%        25.8%
c/o Chipcards, Inc.
Citicorp Center
One Sansome Street, 19th Floor
San Francisco, California 94104

Xiao Qin Jiang                           2,800,000                   26.3%        24.1%
2885 Churchill Drive
Hillsborough, California 94010

Ross Mandell                             2,495,000(2)(3)             23.4%        21.4%
110 Wall Street, Suite 15C
New York, New York 10005

Scott Ziegler                              [     ](3)                 [ ]%         [ ]%
c/o Ziegler, Ziegler &
Altman, LLP
1330 Avenue of the Americas
New York, New York 10019

Allen Yue                                  500,000                    4.7%         4.3%
c/o Chipcards, Inc.
Citicorp Center
One Sansome Street, 19th Floor
San Francisco, California 94104

Timothy Norman                             182,500                    1.7%         1.6%
c/o Chipcards, Inc.
6827 Nancy Ridge Dr.
San Diego, California

Paul Amadeo                                182,500                    1.7%         1.6%
c/o Chipcards, Inc.
6827 Nancy Ridge Dr.
San Diego, California


                                     Number of Shares           Percentage Ownership
Name and Address of                  of Common Stock            Before       After
Beneficial Owner                     Beneficially Owned         Offering(1)  Offering(1)
-------------------                  ------------------         --------     --------
Fillian Lei                                182,500                   1.7%         1.6%
c/o Chipcards, Inc.
Citicorp Center
One Sansome Street, 19th Floor
San Francisco, California 94104

All officers and directors
 as a group (7 persons)                    [      ]                 [  %]        [  %]
--------------

(1) Percentage of ownership is based on 10,641,250 shares outstanding as of December 31, 2000, and 11,641,250 outstanding after this offering, assuming no exercise of the underwriters' over-allotment option. Shares issuable upon exercise of warrants issued in the offering, or upon exercise of outstanding options and contingent vesting rights, are not included in the number of shares outstanding.

(2) Includes shares owned by Sky Capital Ltd., an entity controlled by Mr. Mandell

(3) Includes options to purchase 35,000 shares of common stock anticipated to be issued at the closing of this offering.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         On March 20, 2000, we entered into a three year Consulting Agreement with Ross Mandell. Mr. Mandell is a principal stockholder of our company and has been nominated to serve as a director upon the completion of this offering. Mr. Mandell provides consulting and advisory services in connection with general management consulting and financial advisory consulting. His compensation included 3,000,000 shares of our common stock and a cash fee of $3,000 per month for a period of 15 months or until such time as we consummate a public offering or have raised at least $4,000,000 in net proceeds from a private offering of our common stock. At such time as we have raised at least $4,000,000 in net proceeds from a private or public offering, the cash fee will be increased to $10,000 per month for a period of 24 months. Mr. Mandell sub-contracted a portion of his consulting duties under this agreement to St. James Holdings, LLC and has transferred 500,000 of his shares of common stock to St. James Holdings LLC in payment for its services. The President of the Managing Member of St. James Holdings, LLC is an Executive Vice President of The Thornwater Company, L.P., the underwriter for this offering. Mr. Mandell was formerly registered as a broker with the underwriter.

         On March 20, 2000, we entered into a three year Consulting Agreement with Scott Ziegler, whereby Mr. Ziegler provides consulting and advisory services in connection with general management consulting and financial advisory
consulting in exchange for [      ] shares of our common stock. Mr. Ziegler is a
partner of Ziegler, Ziegler & Altman, LLP, a law firm which we have retained and will continue to retain in connection with certain legal matters and which has given an opinion on the validity of the securities being offered. Some of the shares issued to Mr. Ziegler may be transferred to partners and/or employees of Ziegler, Ziegler & Altman, LLP.

         Our San Diego office is currently leased from Ampac Technology, LLC. The members of Ampac Technology, LLC are Xiao Qin Jiang and Eric Gravell, each of whom owns 50% of the membership interests. Xiao Qin Jiang is one of the principal stockholders of our company. Eric Gravell is our Executive Vice President and also a principal stockholder. Ampac Technology, LLC has entered into an agreement to transfer title to the San Diego property to us upon the completion of this offering, at a consideration of $150,000 plus an assumption of the outstanding indebtedness on the property. We believe that this price represents the fair market value of the property, and that the terms of this sale are no less favorable to us than could otherwise have been obtained from an unaffiliated third party.

         Eric Gravell, a principal stockholder, officer and director of our company, periodically provided loans to us in between December 1997 and November 1999, in the aggregate principal amount of $60,000. All of these loans were non-interest bearing and were repaid in full as of December 31, 2000.

         In April 1999, Xiao Qin Jiang, a principal stockholder of our company, provided us an interest-free loan in the amount of $110,876. This loan was repaid in full as of December 31, 2000.

         In January 2001, Xiao Qin Jiang was paid $90,000 representing an accrued commission relating to her referral of business to us in 1999.

         In August 1999, we entered into a settlement relating to an outstanding loan that had been provided by us to TicketPlanet.com, Inc., a corporation in which Eric Gravell is a principal stockholder, officer and director. At such time, the amount of $75,000 remained unpaid under the loan. We accepted a payment of $57,000 in full satisfaction of this debt.

                            DESCRIPTION OF SECURITIES

Common Stock

         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted on by shareholders, except that cumulative voting applies to the election of directors. Cumulative voting permits each stockholder to vote the number of shares owned by him or her multiplied by the number of directors to be elected, and such cumulative number of votes may be cast for any one or more directors. Holders of the common stock are entitled to share pro rata in dividends and distributions with respect to the common stock, in such amounts and at such times as may be declared by the Board of Directors out of funds legally available. The shares of common stock have no preemptive, subscription or conversion rights. In the event of a liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

         Our Articles of Incorporation authorizes us to issue up to 25,000,000 shares of common stock, no par value. As of December 31, 2000, there were 10,641,250 shares of common stock issued and outstanding and 21 holders of record of the common stock. Upon completion of this offering, assuming all of the units being offered are sold (but not including any exercise of the underwriter's overallotment option), there will be 11,641,250 shares of common stock issued and outstanding and 1,000,000 common stock purchase warrants outstanding.

Public Warrants

         Each public warrant entitles the holder to purchase one share of our common stock at an exercise price per share of 105% of the initial public offering price of the shares included in the units. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the public warrant certificate and summarized below. Our public warrants may be exercised at any time during the period commencing 30 days after this offering and ending on the fifth anniversary date of the closing of this offering, which is the expiration date. Those of our public warrants which have not previously been exercised will expire on the expiration date. A public warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the public warrant has been properly exercised.

         Our common stock and public warrants will be offered as a unit and will trade separately upon the closing of this offering. Accordingly, purchasers of units in this offering receive separate certificates for the common stock and public warrants included in the units.

         We have the right to redeem the public warrants issued in this offering at a redemption price of $0.10 per public warrant, after providing 30 days prior written notice to the public warrant holders, if an appropriate registration statement is then effective, and if the last reported sale price of our common stock (if traded on a national securities exchange or on the Nasdaq National Market or SmallCap Market) or the average of the last reported bid and asked prices of our common stock (if traded on the over-the-counter market) has been at least $9.60 for twenty trading days immediately preceding the date of the notice.

         A public warrant holder may exercise our public warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our public warrants are qualified for sale under the securities laws of the state in which the holder resides. Our public warrants may be exercised by delivering to our transfer agent the applicable public warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the whole number of public warrants being exercised.

         The exercise price of the public warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a public warrant or, if we elect, an adjustment of the number of public warrants outstanding.

                         SHARES ELIGIBLE FOR FUTURE SALE

         If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall. Upon completion of this offering, we will have outstanding 11,641,250 shares of common stock, or 11,791,250 shares if the underwriter's over-allotment option is exercised in full, not including the exercise of warrants issued in this offering or the exercise of any outstanding options or contingent vesting rights. Of these shares, up to 1,000,000 shares sold in this offering, or 1,150,000 shares if the underwriter's option is exercised in full, will be freely tradeable without restriction or further registration under the Securities Act; provided, however, that if any of the shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to certain limitations and restrictions under Rule 144, as described below. The remaining 10,641,250 shares of common stock held by our existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may not be resold except pursuant to a registration statement effective under the Securities Act or pursuant to an exemption from registration, including the exemption provided by Rule 144. On the effective date of this offering, all of these 10,641,250 shares will be subject to "lock-up" agreements with the underwriter providing that they will not offer or sell, pledge, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our securities for a period of twelve months from the date of this prospectus without the prior written consent of the underwriter.

         Of the 10,641,250 shares held by our existing shareholders, 10,526,250 are currently eligible for resale pursuant to Rule 144, and the remaining 115,000 shares will be eligible for resale pursuant to Rule 144 as of May 18, 2001, in each case subject to the lock-up agreement. In general, under Rule 144, beginning 90 days after the completion of this offering, a person or persons, including an affiliate, whose shares are aggregated and who has satisfied a one year holding period including the period of any prior owner who is not an affiliate of ours, may sell, within any three month period, a number of shares which does not exceed the greater of:

         o 1% of the then outstanding shares of our common stock; or
         o the average weekly trading volume during the four calendar weeks preceding the sale

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

         Rule 144(k) also permits the sale of shares, without any volume limitations or manner of sale or public information requirements, by a person who is not an affiliate of ours and who has not been an affiliate of ours for at least the three months preceding the sale, and who has satisfied a two year holding period.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our shares of common stock will be Continental Stock Transfer & Trust Company. Its address is 2 Broadway, New York, New York 10004 and its telephone number is (212) 509-4000.

                                  UNDERWRITING

         We have entered into an underwriting agreement with the underwriters named below. Thornwater Company, L.P., or Thornwater, is acting as the representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of units each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of units, but is not responsible for the commitment of any other underwriter to purchase units. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of units set forth opposite its name below:


              UNDERWRITER                                   NUMBER OF UNITS
              -----------                                   ---------------
              The Thornwater Company, L.P..............
              __________________________________........
              __________________________________........



              TOTAL                                              1,000,000
                                                            --------------------


         This is a firm commitment underwriting. This means that the underwriters have agreed to purchase all of the units offered by this prospectus (other than those covered by the over-allotment option described below) if any units are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase units, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

         The representative has advised us that the underwriters propose to offer the units directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representatives may offer some of the units to certain securities dealers at such price less a concession of $0.648 per unit. The underwriters may also allow, and such dealers may reallow, a concession not in excess of $__________ per unit to certain other dealers. After the units are released for sale to the public, the representatives may change the offering price and other selling terms at various times.

         We have granted the representatives an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representatives to purchase a maximum of 150,000 additional units from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase units covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $__________, the total proceeds to us will be $__________.

         The following table provides information regarding the amount of the discount to be received by the underwriters.



                            TOTAL WITHOUT EXERCISE OF         TOTAL WITH FULL EXERCISE OF
  PER UNIT                    OVER-ALLOTMENT OPTION              OVER-ALLOTMENT OPTION
-------------              ---------------------------      -------------------------------
 $0.648                    $                                  $





         We will pay all of the total expenses of the offering, which we estimate will be approximately $__________ ($__________ if the over-allotment is exercised). In addition, we will reimburse Thornwater $202,500 for its expenses ($232,875 if the over-allotment is exercised).

         We and Thornwater will enter into a financial consulting agreement providing for Thornwater to act as financial consultant to us for a 36 month period for a fee of of $3,333 per month, with the total fee of $120,000 payable in advance at the closing of this offering. We have also entered into a consulting agreement with Ross Mandell, one of our principal shareholders.
Mr. Mandell is also a consultant to Thornwater.


         We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.


         Our shareholders have agreed that they will not, without the prior written consent of Thornwater, directly or indirectly sell any of our common stock owned by them during the first year following the closing of this offering; During this period and for an additional period of two years, any public sale of our securities by these stockholders will be effected through the facilities of Thornwater.

         We and our principal stockholders, officers and directors will grant to Thornwater a three year right of first refusal to have Thornwater sell securities under future public and private offerings of any non bank debt or equity securities of us or our subsidiaries, by us, our subsidiaries, our affiliates, and/or principal stockholders, officers and directors, except for issuances or sales to employees pursuant to our stock option plan.

         We have granted Thornwater for a period ending on the third anniversary of the closing of this offering, the right to have Thornwater's designee present at meetings of the Board and each of its committees subject to our right to exclude such designee under certain circumstances. The designee will be entitled to the same notices and communications sent by us as we gave to our directors and will attend directors' and committees' meetings, but will not be entitled to vote thereat. Such designee will also be entitled to receive the same compensation payable to directors as members of the Board and its committees and all reasonable expenses in attending such meetings. As of the date of this prospectus no designee has been selected.

         In connection with this offering, we have agreed to sell to Thornwater, for nominal consideration, warrants to purchase up to an aggregate of 100,000 units exercisable initially at $9.72 per unit for a period of four years beginning one year from the date hereof. These warrants contain antidilution provisions providing for adjustment of the exercise price upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. In addition, the warrants grant to the holders rights commencing one year from the date of this prospectus to have common stock issued upon exercise of the warrants registered under the Securities Act. These rights include the right to require us to register these shares for a four year period and the right to include these shares underlying the units for a six year period in a registration statement filed by us.

         Rules of the Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the following rules:

         - Stabilizing transactions -- The representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of shares, so long as stabilizing bids do not exceed a specified maximum.

         - Over-allotments and syndicate covering transactions -- The underwriters may create a short position in the shares by selling more shares than are set forth on the cover page of this prospectus. If a short position is created in connection with the offering, the representatives may engage in syndicate covering transactions by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for us by Ziegler, Ziegler & Altman LLP, 1330 Avenue of the Americas, New York, New York 10019. Members of Ziegler, Ziegler & Altman, LLP
collectively own [       ] shares of our common stock. In addition, Ziegler,
Ziegler & Altman LLP and one of its employees have been granted options to purchase 90,000 shares of common stock. Scott Ziegler, a partner of Ziegler, Ziegler & Altman LLP, has disclaimed any ownership interest on these 90,000 options. Upon the closing of this offering, to the extent Scott Ziegler becomes a director, he will be issued 35,000 options. Ziegler, Ziegler & Altman LLP regularly represents the underwriter in regulatory and other matters, although not for purposes of this offering. Particular legal matters that arise in connection with the offering will be passed upon for the Underwriter by its counsel, Parker Duryee Rosoff & Haft.

                                    EXPERTS

         The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We intend to furnish our stockholders annual reports, which will include financial statements audited by independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act. We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at either of its regional offices, located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available on the SEC's website, http://www.sec.gov.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our underwriting agreement requires us to indemnify Thornwater against any costs or liability incurred by it by reason of misstatement or omissions to state material facts in connection with the offering.

         To the extent the provisions of our underwriting agreement with Thornwater purports to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Securities and Exchange Commission, these indemnification provisions are contrary to public policy and therefore unenforceable.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INDEX TO FINANCIAL STATEMENTS

                                                                            Page
Financial Statements filed as a part of this Annual Report


         (i)   Report of Independent Certified Public Accountants            F-2

         (ii)  Consolidated Balance Sheet as at                              F-3
                    December 31, 2000

         (iii)  Consolidated Statements of Operations                        F-5
                   for the years ended December 31, 2000
                   and December 31, 2000

         (iv)  Consolidated Statements of Stockholders' Deficit              F-6

         (v)   Consolidated Statements of Cash Flows                         F-7
                   for the years ended December 31, 2000
                   and December 31, 1999

         (vi)  Summary of Accounting Policies                                F-8

         (vii) Notes to Financial Statements                                 F-12

Report of Independent Certified Public Accountants

To the Board of Directors
Chipcards, Inc.
fka: American Pacific Technology Corporation
San Francisco, California

We have audited the accompanying consolidated balance sheet of Chipcards, Inc., fka: American Pacific Technology Corporation as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chipcards, Inc., fka: American Pacific Technology Corporation at December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12, the Company restated its accumulated deficit balance as of January 1, 1999.


/s/ BDO Seidman, LLP
San Francisco, California

February 9, 2001, except for Note 13
which is as of May 11, 2001

===========================================================================================
December 31,                                                                       2000
-------------------------------------------------------------------------------------------
Assets (Note 3)
Current
     Cash and cash equivalents                                                  $  294,806
     Trade receivables                                                              28,461
     Inventory                                                                     286,634
     Costs and estimated earnings on uncompleted contracts in excess of
       billings (Note 1)                                                         1,011,977
     Prepaid expenses and other current assets                                      56,021
-------------------------------------------------------------------------------------------
Total Current Assets                                                             1,677,899
-------------------------------------------------------------------------------------------
Property and Equipment:
     Buildings and improvements (Note 4)                                         1,215,816
     Office equipment                                                              137,423
-------------------------------------------------------------------------------------------
                                                                                 1,353,239
Less accumulated depreciation                                                      110,257
-------------------------------------------------------------------------------------------
Net property and equipment                                                       1,242,982
-------------------------------------------------------------------------------------------
                                                                                $2,920,881
===========================================================================================

                                                                 Chipcards, Inc.
                                    fka: American Pacific Technology Corporation

                                                      Consolidated Balance Sheet

===========================================================================================
December 31,                                                                       2000
-------------------------------------------------------------------------------------------
Liabilities and Stockholders' Deficit

Current
     Checks issued against future deposits                                     $    74,356
     Short-term borrowings (Note 3)                                                 14,500
     Accounts payable                                                            1,484,308
     Current portion of long-term debt (Note 4)                                     28,070
     Accrued compensation and commissions (Note 2)                                 288,910
     Income taxes payable (Note 5)                                                  66,000
     Other accrued liabilities                                                      64,903
     Billings in excess of costs and estimated earnings on uncompleted
       contracts (Note 1)                                                           30,621
     Deferred profit on production line contracts                                1,515,344
------------------------------------------------------------------------------------------
Total Current Liabilities                                                        3,567,012
Long-term debt, less current portion (Note 4)                                    1,101,163
------------------------------------------------------------------------------------------
Total Liabilities                                                                4,668,175
------------------------------------------------------------------------------------------
Commitments and Contingencies (Note 7)
Stockholders' Deficit (Note 6)
     Common stock, no par; 25,000,000 shares authorized; 10,641,250 shares
       issued and outstanding                                                      685,100
     Accumulated deficit                                                        (2,432,394)
------------------------------------------------------------------------------------------
Total Stockholders' Deficit                                                     (1,747,294)
------------------------------------------------------------------------------------------
                                                                               $ 2,920,881
==========================================================================================

              See accompanying summary of accounting policies and
                         notes to financial statements.

                                                                 Chipcards, Inc.
                                    fka: American Pacific Technology Corporation

                                           Consolidated Statements of Operations

=====================================================================================================
Years ended December 31,                                               2000                  1999
-----------------------------------------------------------------------------------------------------
Revenues
     Production line sales                                          $5,359,063           $ 1,520,108
     Finished smart card sales                                         956,851             1,293,096
     Smart card component and other sales                              137,825             1,526,952
-----------------------------------------------------------------------------------------------------
Total Revenue                                                        6,453,739             4,340,156
-----------------------------------------------------------------------------------------------------
Cost of Sales
     Production line costs                                           3,779,619               546,700
     Finished smart cards costs                                      1,119,979             1,419,279
     Smart card component and other costs                               88,160             1,264,875
-----------------------------------------------------------------------------------------------------
Total Costs of Sales                                                 4,987,758             3,230,854
-----------------------------------------------------------------------------------------------------
Gross Profit                                                         1,465,981             1,109,302
Selling Expenses                                                       122,946               759,352
General and Administrative Expenses                                  1,688,262             1,072,919
Research and Development                                                     -                99,324
-----------------------------------------------------------------------------------------------------
Operating Loss                                                        (345,227)             (822,293)
-----------------------------------------------------------------------------------------------------
Other Income (Expense)
     Other income (including $181,000 on recovery of previously
        written-off accounts receivable)                               256,489                75,890
     Other expense                                                      (9,054)             (114,188)
     Interest expense, net                                            (160,045)             (139,473)
-----------------------------------------------------------------------------------------------------
Total Other Income (Expense)                                            87,390              (177,771)
-----------------------------------------------------------------------------------------------------
Loss Before Income Taxes and Extraordinary Gain                       (257,827)           (1,000,064)
Income tax expense (benefit) (Note 5)                                   67,600              (169,800)
-----------------------------------------------------------------------------------------------------
Net Loss Before Extraordinary Gain                                    (325,437)             (830,264)
Extraordinary gain, net of $171,400 tax expense (Note 9)                     -               258,957
-----------------------------------------------------------------------------------------------------
Net Loss                                                            $ (325,437)          $  (571,307)
=====================================================================================================
Basic and Diluted Net Loss Before Extraordinary Gain
     Per Common Share                                               $    (0.03)          $     (0.13)

Extraordinary Gain Net of Tax, per common share                              -                  0.04
-----------------------------------------------------------------------------------------------------
Basic and Diluted Net Loss, per common share                        $    (0.03)          $     (0.09)
-----------------------------------------------------------------------------------------------------
Shares Used in Per Common Share Calculations, Basic and Diluted      9,710,000             6,037,000
=====================================================================================================


              See accompanying summary of accounting policies and
                         notes to financial statements.

                                                                 Chipcards, Inc.
                                    fka: American Pacific Technology Corporation

                                Consolidated Statements of Stockholders' Deficit

============================================================================================================
                                                  Common Stock
                                             ---------------------------       Accumulated
                                                 Shares          Amount          Deficit              Total
------------------------------------------------------------------------------------------------------------
Balance, January 1, 1999, (Note 12)           5,840,000         $   100     $ (1,535,650)      $ (1,535,550)

Stock-based compensation (Note 6)             1,186,250           6,500                -              6,500

Net loss                                             -               -          (571,307)          (571,307)
------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999                    7,026,250           6,600       (2,106,957)        (2,100,357)

Issuance of common stock for consulting
   services (Note 6)                          3,500,000         103,500                -            103,500

Sale of common stock                            115,000         575,000                -            575,000

Net loss                                             -               -          (325,437)          (325,437)
------------------------------------------------------------------------------------------------------------

Balance, December 31, 2000                   10,641,250        $685,100     $ (2,432,394)       $(1,747,294)
============================================================================================================

              See accompanying summary of accounting policies and
                         notes to financial statements.

                                                                 Chipcards, Inc.
                                    fka: American Pacific Technology Corporation

                                           Consolidated Statements of Cash Flows

===========================================================================================================
December 31,                                                                   2000                 1999
-----------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
    Net loss                                                               $ (325,437)         $  (571,307)
    Adjustments to reconcile net loss to net cash provided by (used in)
      operating activities:
         Extraordinary gain                                                         -             (258,957)
         Loss on investment in Chinese businesses                                   -              420,000
         Depreciation                                                          52,040               51,581
         Stock-based compensation                                             103,500                6,500
         Loss on disposal of property and equipment                            19,550                6,792
         Changes in operating assets and liabilities:
          Trade receivables                                                    37,727              228,276
          Inventory                                                           695,952             (764,584)
          Related party receivable                                             71,887              113,116
          Receivable from insurance provider                                  430,357                    -
          Prepaid expenses and other current assets                           (45,291)              10,551
          Costs and estimated earnings on uncompleted contracts in
               excess of billings                                            (538,020)            (299,917)
          Accounts payable and accrued expenses                               (12,949)             (93,102)
          Accrued compensation and commissions                                (19,433)             294,600
          Income taxes payable                                                 66,000             (291,400)
          Billings in excess of costs and estimated earnings on
              uncompleted contracts                                            30,621                    -
          Deferred revenue                                                   (397,707)            (639,566)
-----------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Operating Activities                           168,797           (1,787,417)
-----------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
    Partial refund of investment in Chinese businesses                              -              230,000
    Acquisitions of property and equipment                                    (28,822)          (1,221,857)
-----------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                         (28,822)            (991,857)
-----------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
    Checks issued in excess of future deposits                                 (8,339)              82,695
    Net proceeds from the sale of common stock                                575,000                    -
    Net borrowings (repayments) under bank credit agreements
         and line of credit                                                  (520,163)             515,663
    Proceeds from notes payable                                               506,339              650,000
    Proceeds from shareholder loans                                             9,700              591,797
    Principal payments on shareholder loans                                  (525,324)             (76,173)
    Principal payments on long-term debt                                      (24,516)              (2,590)
-----------------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                                      12,697            1,761,392
-----------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Cash Equivalents                          152,672           (1,017,882)

Cash and Cash Equivalents, beginning of year                                  142,134            1,160,016
-----------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents, end of year                                     $  294,806          $   142,134
===========================================================================================================
Supplemental disclosures of cash flow information
    Cash paid for interest                                                 $   98,922          $    78,674
    Cash paid for income taxes                                                  1,600              112,927
===========================================================================================================


              See accompanying summary of accounting policies and
                         notes to financial statements.

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                             Summary of Accounting Policies

================================================================================

Nature of Business       Chipcards, Inc. fka: American Pacific Technology
                         Corporation ("the Company") is a California
                         corporation, established in 1993 and primarily engaged
                         in the construction and installation of turnkey
                         factories in China that produce contactless smart
                         cards. Smart cards are plastic cards that can store
                         encrypted data that can be integrated with a variety of
                         systems including automated bank teller machines,
                         subway turnstiles, and security systems. The Company
                         also sells the raw materials used to produce smart
                         cards to the organizations that acquire the factories
                         constructed by the Company. Furthermore, the Company
                         may purchase finished smart cards from these
                         organizations for resale to end-use customers. The
                         Company is currently headquartered in San Francisco,
                         California.

                         The consolidated financial statements include the accounts of the Company and Ampac Technology, LLC
                         ("Ampac"). In 1999, the Company's principal shareholders formed Ampac to acquire an engineering facility in San Diego, California. The facility is leased to the Company. All intercompany accounts and transactions have been eliminated. The Company and Ampac have entered into an agreement whereby the Company will buy the building from those shareholders for $150,000 plus the assumption of outstanding borrowings of approximately $1.1 million.

Cash and Cash            Cash and cash equivalents include cash on hand and in
Equivalents              banks, and all highly liquid investments with a
                         maturity of three months or less at the time of
                         purchase.

Revenue and Cost         Revenues from long-term contracts for the construction
Recognition              of smart card production lines are recognized on the
                         percentage-of-completion method, measured by the
                         percentage of actual costs incurred to date to current
                         estimated total costs to be incurred on each contract.
                         Changes in job performance, job conditions and
                         estimated profitability may result in revisions to
                         costs and income and are recognized in the period in
                         which the revisions are determined. At the time a loss
                         on a contract becomes known, the entire amount of the
                         estimated ultimate loss is accrued.

                         In certain contracts, the Company received ownership interests in Chinese joint venture entities in lieu of cash consideration. The Chinese joint venture entities are the entities formally acquiring the equipment.
                         These joint venture equity interests are not recorded on the financial statements as the Company is unable to reasonably estimate fair market value. Because the cash payment of the entire amount of the contract is uncertain, the Company uses a zero estimate of gross profit until the actual payment is received. Therefore, equal amounts of revenue

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                             Summary of Accounting Policies

================================================================================

                         and costs are recognized until contract revenue can be estimated more precisely. Changes from a zero estimate of profit to a more precise estimate are accounted for as changes in accounting estimates. Gross profit on sales of equipment to entities in which the Company has an equity interest are deferred to the extent of the Company's equity interest. This amount is amortized to revenue over the term of the joint venture.

                         Some contracts contain provisions requiring the Company
                         to purchase substantially all of the finished smart
                         cards manufactured by the purchaser of the production
                         line over a three-year period. For these contracts,
                         risk of ownership in the production line is not deemed
                         to have transferred to the purchaser until the purchase
                         commitment terminates. Accordingly, gross profit resulting from the sale of these production lines is deferred and
                         recognized ratably over the three-year commitment period.

                         Contract costs include all direct labor, material and subcontractor costs and those indirect costs related to contract performance, such as indirect labor, supervision, supplies, tools, repairs and maintenance.
                         General and administrative costs are charged to expense as incurred.

                         Revenues from the sale of smart card raw materials and finished smart cards are recognized when shipped to customers.

Inventory                Inventory, consisting of smart card components, is
                         valued at the lower of cost (first in, first out) or
                         market.

Property, Equipment      Property and equipment are stated at cost. Major
and Depreciation         additions and improvements are capitalized; maintenance
                         and repairs are charged to operations as incurred. Upon
                         the retirement or disposal of assets, the cost and
                         related accumulated depreciation are removed from the
                         accounts and gain or loss, if any, is reflected in
                         operations in the year of retirement or disposal.

                         Depreciation of property and equipment is generally
                         computed using the straight-line method over the
                         following estimated useful lives:
                         -------------------------------------------------------

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                             Summary of Accounting Policies

================================================================================

                         Buildings and improvements              39 years

                         Office furniture and equipment          3 to 7 years
                         -------------------------------------------------------

Research and             The Company expenses the costs associated with the
Development              research and development of new products as incurred.

Income Taxes             Income taxes are calculated using the asset and
                         liability method specified by Statement of Financial
                         Accounting Standards No. 109, Accounting for Income
                         Taxes, and consist of taxes currently payable plus the
                         change in deferred income taxes resulting from timing
                         differences between the tax basis of certain assets and
                         liabilities and the basis used for financial reporting
                         purposes.

Use of Estimates         The preparation of financial statements in conformity
                         with generally accepted accounting principles requires
                         management to make estimates and assumptions that
                         affect the reported amounts of assets and liabilities
                         and disclosure of contingent assets and liabilities at
                         the date of the financial statements and the reported
                         amounts of revenues and expenses during the reporting
                         period. Significant estimates used in preparing these
                         financial statements include those assumed in computing
                         profit percentages under the percentage-of-completion
                         revenue recognition method, and those used in recording
                         receivables for outstanding construction claims. Due to
                         a certain degree of uncertainty involved with
                         estimating these amounts, it is at least reasonably
                         possible that the significant estimates used will
                         change within the next year.

New Accounting           In June 1998, the FASB issued Statement of Financial
Pronouncement            Accounting Standards (SFAS) No. 133, Accounting for
                         Derivative Instruments and Hedging Activities. SFAS No.
                         133 requires companies to recognize all derivatives
                         contracts as either assets or liabilities in the
                         balance sheet and to measure them at fair value. If
                         certain conditions are met, a derivative may be
                         specifically designated as a hedge, the objective of
                         which is to match the timing of gain or loss
                         recognition on the hedging derivative with the
                         recognition of (i) the changes in the fair value of the
                         hedged assets or liability that are attributable to the
                         hedged risk, or (ii) the earnings' effect of the hedged
                         forecasted transaction.

                         For a derivative not designated as a hedging instrument, the gain and loss is recognized in income in the period of change. SFAS No. 133, amended by SFAS
                         No. 137, is effective for all fiscal quarters of fiscal years beginning after

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                             Summary of Accounting Policies

================================================================================

                         June 15, 2000.

                         Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the adoption of the new standard on January 1, 2001 had no effect on the Company's financial statements.

Net Loss Per Share       The Company has adopted the provisions of SFAS No. 128,
                         Earnings Per Share. SFAS No.128 provides for the
                         calculation of basic and diluted earnings per share.
                         Basic earnings per share includes no dilution and is
                         computed by dividing income available to common
                         stockholders by the weighted average number of common
                         shares outstanding for the period. Diluted earnings per
                         share reflect the potential dilution of securities that
                         could share in the earnings of an entity.

Reclassification         Certain prior year amounts have been reclassified to
                         conform to the current year presentation.

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                 Notes to Consolidated Financial Statements

================================================================================

1. Costs and             Details of costs and estimated earnings on uncompleted
   Estimated             contracts are summarized as follows:
   Earnings on
   Uncompleted           December 31,                                                 2000
   Contracts             -----------------------------------------------------------------

                         Gross Expected Billings on Uncompleted Contracts       $4,990,000
                         =================================================================

                         Costs incurred on uncompleted contracts                $1,831,356
                         Estimated earnings recognized                                   -
                         -----------------------------------------------------------------

                         Revenues earned to date                                 1,831,356
                         Less billings to date                                     850,000
                         -----------------------------------------------------------------
                                                                                $  981,356
                         =================================================================
                         Costs and estimated earnings on uncompleted
                           contracts in excess of billings                      $1,011,977
                         Billings in excess of costs and estimated
                           earnings on uncompleted contracts                       (30,621)
                         -----------------------------------------------------------------
                                                                                $  981,356
                         =================================================================

2. Related Party         During 2000 and 1999, the Company's principal stockholders
   Transactions          loaned the Company $9,700 and $591,797 and the Company
                         made payments of $525,324 and $76,173 on these loans.
                         These loans did not bear any interest, were due on
                         demand and fully repaid by December 31, 2000.

                         The Company provides in the normal course of business, sales commission on new business in the range of 10% to 25%. At December 31, 2000 and 1999 approximately
                         $90,000 and $237,000 in commissions were directly or indirectly payable to an officer and certain shareholders of the Company.

3. Short-Term            The Company has a $1,950,000 credit facility, bearing
   Borrowings            interest at prime rate plus 1.5% (11% at December 31,
                         2000), and maturing in September 2001. The credit
                         facility is guaranteed by the primary stockholders of
                         the Company and is collateralized by substantially all
                         assets. Borrowings cannot exceed 90% of the value of
                         letters of credits posted by customers to secure
                         payment to the Company. The facility was unused at
                         December 31, 2000.

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                 Notes to Consolidated Financial Statements

================================================================================

                         The Company obtains short-term advances from its bank to enable the Company to post letters of credit which are drawn upon by its smart card suppliers. During the year ended December 31, 2000, the Company received various short-term advances ranging from $14,500 to $130,500 all bearing interest of 11.5%. At December 31,
                         2000, outstanding short term advances total $14,500 which were paid in full in January 2001.

                         The Company has a revolving line of credit of $150,000 for purchase order financing. It bears interest at prime rate plus 2% (11.5% at December 31, 2000) and matures in January 2001. The line is guaranteed by primary stockholders of the Company and collateralized by substantially all assets. At December 31, 2000, the line of credit was unused.

                         The Company also has an unsecured revolving line-of-credit agreement with a bank guaranteed by a principal stockholder allowing maximum borrowings of $100,000 at December 31, 2000. Interest on such advances is calculated at the bank's reference rate plus 3.625% (or 13.125% at December 31, 2000) and expires in February 2001 and was subsequently renewed under the same terms.

                         The Company also has an unsecured $25,000 line of credit bearing interest at prime plus 1.75% (11.25% at December 31, 2000) that matures in September 2001 and a $15,000 unsecured line of credit bearing interest at prime plus 3% that matures in November 2001. Both lines of credit were unused at December 31, 2000.

4. Long-Term Debt        Long-term debt consists of:

                         December 31,                                                 2000
                         -----------------------------------------------------------------
                         Note payable, secured by real property, guaranteed by
                         two of the Company's principal stockholders, principal
                         and interest due in monthly installments of $4,910 with
                         a balloon payment due upon maturity in August 2014. The
                         note bears interest at the weekly average yield on U.S.
                         Treasury Securities plus 2.46% (8.06% at December 31,
                         2000).                                                 $  639,229

                         Note payable, secured by real property, guaranteed by the Company's principal stockholders, bearing interest at 8.12%,

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                 Notes to Consolidated Financial Statements

================================================================================

                         December 31,                                                 2000
                         -----------------------------------------------------------------

                         principal and interest due in monthly installments of
                         approximately $4,500 through May 2020.                    482,411

                         Other                                                       7,593
                         -----------------------------------------------------------------
                                                                                 1,129,233
                         Less current portion                                       28,070
                         -----------------------------------------------------------------
                                                                                $1,101,163
                         =================================================================

                         Future minimum principal payments under the long-term debt agreements are as follows:

                         Year ending December 31,                                   Amount
                         -----------------------------------------------------------------
                         2001                                                  $    28,070
                         2002                                                       22,164
                         2003                                                       23,991
                         2004                                                       25,968
                         2005                                                       28,108
                         Thereafter                                              1,000,932
                         -----------------------------------------------------------------
                                                                               $ 1,129,233
                         =================================================================
5. Taxes on Income       The significant components of income tax expense (benefit) are as follows:

                         December 31,                                           2000            1999
                         ---------------------------------------------------------------------------

                         Current
                         Federal                                            $ 33,000      $        -
                         State                                                34,600           1,600
                                                                                                   -
                         ---------------------------------------------------------------------------

                                                                            $ 67,600      $    1,600
                         ===========================================================================

                         Income tax (benefit) from continuing operations    $ 67,600      $ (169,800)
                         Income tax from extraordinary items                       -         171,400
                         ---------------------------------------------------------------------------
                                                                                                   -

                         Total                                              $ 67,600      $    1,600
                         ===========================================================================
                         Deferred tax assets are comprised of the following:

                         December 31,                                                           2000
                         ---------------------------------------------------------------------------

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                 Notes to Consolidated Financial Statements

================================================================================

                         Deferred revenue on construction contracts            $ 1,145,000
                         Accrued commission                                         74,000
                         Inventory reserve                                          34,000
                         Organization costs                                         17,000
                         Other                                                      13,000
                         -----------------------------------------------------------------

                                                                                 1,283,000
                         Less valuation allowance                               (1,283,000)
                         -----------------------------------------------------------------

                         Total                                                 $         -
                         =================================================================

                         At December 31, 2000 and 1999, the Company established a 100% valuation allowance for its gross deferred tax assets as it could not determine that it was more likely than not that the deferred tax asset could be realized. Following increases in deferred tax assets, the valuation allowance was increased by $107,000 and $22,000 during 2000 and 1999.

                         The following is a reconciliation of income taxes determined by applying statutory rates to income taxes reported:

                         Years ended December 31,                    2000             1999
                         -----------------------------------------------------------------

                         Federal taxes                                34%              34%
                         State taxes, net of federal tax benefit       6                6
                         Change in valuation allowance and other     (66)             (40)
                         -----------------------------------------------------------------

                         Total                                       (26)%              -
                         =================================================================

6. Stockholders'         On February 25, 1999, the stockholders approved and the
   Equity                Company effected a 1,600 for 1 stock split of the
                         Company's outstanding common stock. On May 19, 2000 the
                         Board of Directors declared a 265% stock dividend to
                         effect a 3.65-for-1 stock split of the Company's
                         outstanding common stock. All common share amounts have
                         been restated to reflect the stock split and
                         distribution in all periods presented.

                         In October 1999, the Company entered into an agreement with an employee to grant him 25,000 shares of the Company's common stock upon completion of two years of service. The Company also granted this individual warrants to purchase 25,000 shares of Company stock at a price of $2 per share. 12,500

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                 Notes to Consolidated Financial Statements

================================================================================

                         warrants are exercisable upon completion of two years of service and 12,500 warrants are exercisable upon completion of three years of service. Expense associated with these awards was insignificant. As this employee was terminated in 2001, these awards were effectively canceled.

                         In November 1999, the Company issued 325,000 shares
                         (1,186,250 post-split) of common stock valued at $0.02 per share as a bonus to employees.

                         In May 2000, the Company issued 3,500,000 shares of common stock valued at approximately $103,500 by an independent appraiser to two of its consultants in exchange for on-going financial advisory services.

                         In June 2000, the Company entered into an agreement with an employee to grant him 10,000 shares of the Company's common stock upon completion of 18 months of service.

7. Commitments           Production Line Contracts
   and
   Contingencies         In connection with its sale of two smart card
                         production lines, the Company entered into commitments
                         with the production line purchaser (Party A). First,
                         the Company promises to sell raw materials needed for
                         the production of smart cards at a fixed price per
                         unit. Second, Party A promises to sell, and the Company
                         is required to buy, an agreed-upon amount of finished
                         smart cards to the Company at a fixed price per unit.
                         The Company is also required to post a letter of credit
                         in favor of Party A for the entire purchase price of
                         finished smart cards. In the event, the price of smart
                         card raw materials exceeds the fixed purchase price or
                         the Company is unable to resell the finished smart
                         cards it is obligated to purchase, these commitments
                         would have a material adverse impact on the Company's
                         financial position or results of operations. Subsequent
                         to year-end, as a result of an arbitration, commitments
                         for material purchases and sales were eliminated for
                         one of the contracts.

                         At December 31, 2000, the Company had entered into a letter of credit agreement amounting to $163,500 to guarantee its commitments to purchase finished smart cards. The letter of credit was amended in January 2001 to increase this amount to $193,500.

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                 Notes to Consolidated Financial Statements

================================================================================

8.  Concentration of     The Company derives substantially all of its revenue
    Risk                 from the construction of smart card production lines in
                         China. While the Company requires customers to post
                         letters of credit as collateral for construction
                         contracts, enforcing payment on contracted amounts is
                         not assured given the Chinese economic infrastructure.

                         The Company uses a single supplier to manufacture smart card producing equipment. Therefore, the company's ability to supply equipment is substantially dependent on the availability and quality of this supplier. The loss of this supplier could have material adverse effect on the Company's results of operations and financial position.

                         Since the third quarter of 1999, there has been a
                         worldwide shortage in the supply of Mifare
                         microprocessors, which is the predominant type of
                         microprocessor for smart card systems. This has had a
                         material impact on the Company's sole source of
                         finished cards. The Company is obligated to provide
                         these customers with the components needed to
                         manufacture cards, including microprocessors. Because
                         of the Mifare shortage, the Company has been unable to
                         obtain adequate microprocessors for its customers,
                         which in turn has restricted our supply of cards and
                         exposes the Company to claims for damages. As a result,
                         the Company has been forced to substantially curtail
                         fulfillment of orders beginning in January 2000. This
                         has caused cancelled orders and impaired the Company's ability to expand smart card sales. Approximately $80,000 of card
                         orders were cancelled during the year ended December 31,
                         1999 and approximately $443,000 of orders were cancelled
                         during the year ended December 31, 2000.

9.  Extraordinary        In 1999, uncertainty regarding the proceeds to be
    Item                 recovered by the Company from the warehouse's insurer
                         was resolved and settled. The claim was the result of
                         a fire in the Company's warehouse in 1998. As a result,
                         the Company recorded an extraordinary gain of $258,957
                         net of tax expense of $171,400. The full amount was
                         received in 2000.

10. Loss Per             Warrants to purchase 25,000 shares of the Company's
    Share                common stock and 35,000 contingently issuable shares of
                         common stock were outstanding at December 31, 2000 and
                         1999. Because their effect would be anti-dilutive, they
                         were not included in the computation of diluted net
                         loss per common share.

11. Segment              The Company, from its headquarters in San Francisco and
    Reporting            engineering facility in Southern California, is engaged
                         primarily in the construction and sale of smart card
                         production lines to customers in China. Therefore, the
                         Company has only one business segment. Substantially
                         all of the Company's revenue is derived from foreign
                         customers.

                         Revenue from customers exceeding 10% of total revenue:

                         December 31,                                       2000      1999
                         --------------------------------------------------------------------
                         Customer A                                  $ 2,554,000     $      -

                         Customer B                                    1,211,000            -

                         Customer C                                            -    1,864,000

                         Customer D                                            -      839,000

                         Customer E                                            -      474,000
                         ====================================================================

                                      F-17

                                                            Chipcards, Inc.
                               fka: American Pacific Technology Corporation

                                 Notes to Consolidated Financial Statements

================================================================================

12. Restatement          The Company restated gross profit recognized in 1998 in
                         connection with production line contracts containing
                         performance conditions under which the Company retained
                         risk of loss. The restatement resulted in a reduction
                         in gross margin and net income of approximately $2.4
                         million which amount was adjusted through the Company's
                         beginning accumulated deficit and deferred profit
                         balances as of January 1, 1999.

                         In May 2001, the Company's stockholders approved its stock option plan. 2,500,000 shares of the Company's common stock are reserved for issuance under the plan.

13. Subsequent           In May 2001, the Company granted 1,015,000 stock
    Event                options to employees and consultants at a price to be
                         determined.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SECURITIES ONLY IN THOSE JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR SECURITIES.

UNTIL , 2001 (25 DAYS AFTER COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                                1,000,000 UNITS

                               EACH CONSISTING OF
                           ONE SHARE OF COMMON STOCK
                     AND ONE COMMON STOCK PURCHASE WARRANT
                               OF CHIPCARDS, INC.

                             ----------------------

                                   PROSPECTUS

                             ----------------------


                          THE THORNWATER COMPANY, L.P.
                                 99 Wall Street
                            New York, New York 10005

           , 2001

                                     PART II

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

 Director and Officer Liability and Indemnification

      California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) for unlawful distributions of assets, unlawful payments of dividends or unlawful stock repurchases or redemptions, (vii)for any act or omission occurring prior to the date when the provision becomes effective, and (viii) for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

      Our Bylaws authorize us to indemnify any director or officer who is a party, or is threatened to be made a party, to any proceeding (including a derivative lawsuit by or in the right of our corporation) by reason of the fact that such person served as a director or officer of our company, or served as an officer, director or other agent for any other company or enterprise at our request, against expenses (including without limitation attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner reasonably believed to be in the best interests of our corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. However, in the case of a derivative lawsuit, no indemnification will be provided for the following: (i) any claim as to which the officer or director is adjudged to be liable to our corporation in the performance of his or her duty to the corporation and its shareholders (except to the extent that the court otherwise determines that the person is fairly and reasonably entitled to indemnity for expenses), (ii) any amounts paid in settling or otherwise disposing of a pending action without court approval, or
(iii) any expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

      If an officer or director is successful on the merits in defending any action, such person shall be indemnified against all expenses actually and reasonably incurred in connection with such action. Otherwise, indemnification will be provided only if authorized in accordance with California law based on a determination that the officer or director has met the applicable standard of conduct.

      Expenses incurred by an officer or director in defending any action will be advanced prior to the final disposition of the action upon receipt of an undertaking to repay the amount advanced if such person is ultimately determined not to be entitled to indemnification.

      We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our company pursuant to the provisions of our charter documents or California law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

      We intend to purchase and maintain insurance on behalf of our officers and directors for any liability arising out of their actions in such capacities. It is expected that such insurance will cover all potential liabilities, whether or not we would be authorized to provide indemnification under our Bylaws or California law.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby:

 Registration Fees -                                        $  5,197
 NASD Listing Fee                                           $  5,000
 Boston Stock Exchange Listing Fee                          $ 15,250
 Printing and Engraving - (estimated)                       $ 50,000
 Legal - (estimated)                                        $150,000
 Accounting - (estimated)                                   $250,000
 Blue Sky fees and expenses - (estimated)                   $ 25,000
 Financial advisory fee                                     $120,000
 Miscellaneous Expenses - (estimated)                       $ 10,000
                                                            --------
       Total                                                $630,447
                                                            ========


                     RECENT SALES OF UNREGISTERED SECURITIES

 Since inception, we have sold the following securities without registering such securities under the Securities Act:

                Title and Amount           Person or Class            Total Offering Price of
 Date           of Securities              of Persons                 Type of Consideration
 ----           -------------              ----------                 ---------------------
 12/5/93        500 shares of              Eric Gravell               $50
                Common Stock

 12/5/93        500 shares of              Alan Yue                   $50
                Common Stock

 10/29/99       50,000 shares of           Fillian Lei                Services rendered
                Common Stock

 10/29/99       50,000 shares of           Timothy Norman             Services rendered
                Common Stock

 10/29/99       50,000 shares of           Paul Amadeo                Services rendered
                Common Stock

 10/29/99       50,000 shares of           Mo Jia                     Services rendered
                Common Stock

 10/29/99       25,000 shares of           Jose Flores                Services rendered
                Common Stock

                Title and Amount           Person or Class            Total Offering Price of
 Date           of Securities              of Persons                 Type of Consideration
 ----           -------------              ----------                 ---------------------
 10/30/99       100,000 shares of          Allen Yue                  Services rendered
                Common Stock

 3/20/00        3,000,000 shares of        Ross Mandell               Consulting services
                Common Stock

 3/20/00        500,000 shares of          Scott Ziegler              Consulting services
                Common Stock

 5/18/00        115,000 shares of          Private placement          $575,000
                Common Stock               investors

 All of the foregoing securities were sold in transactions not involving a public offering in reliance on the exemption from registration set forth in
Section 4(2) of the Securities Act of 1933.

                                INDEX TO EXHIBITS

              Exhibits filed as part of this Registration Statement

--------------------------------------------------------------------------------
Exhibit                     Exhibit
Number
--------------------------------------------------------------------------------
 1.0                        Form of Underwriting Agreement
--------------------------------------------------------------------------------
 3.1                        Articles of Incorporation of the Registrant as filed
                            on November 3, 1993 with the Secretary of State of
                            the State of California
--------------------------------------------------------------------------------
 3.2                        Amendment to the Articles of Incorporation of the
                            Registrant as filed on August 31, 1998 with the
                            Secretary of State of the State of California
--------------------------------------------------------------------------------
 3.3                        Amendment to the Articles of Incorporation of the
                            Registrant as filed on April 1, 1999 with the
                            Secretary of State of the State of California
--------------------------------------------------------------------------------
 3.4                        Amendment to the Articles of Incorporation of the
                            Registrant as filed on April 27, 2000 with the
                            Secretary of State of the State of California
--------------------------------------------------------------------------------
 3.5                        Amendment to the Articles of Incorporation of the
                            Registrant as filed on August 7, 2000 with the
                            Secretary of State of the State of California
--------------------------------------------------------------------------------
 3.6                        Amended and Restated By-laws of the Registrant
--------------------------------------------------------------------------------
 4.1*                       Form of warrant for the purchase of one share of
                            Common Stock of the Registrant
--------------------------------------------------------------------------------
 4.2*                       Form of Underwriter's Warrant to be issued by the
                            Registrant to The Thornwater Company, L.P.
--------------------------------------------------------------------------------
 5.1*                       Opinion of Ziegler, Ziegler & Altman LLP regarding
                            the legality of the securities covered by this
                            Registration Statement
--------------------------------------------------------------------------------
10.1                        Employment Agreement, dated as of January 1, 2001,
                            between the Registrant and Eric Gravell
--------------------------------------------------------------------------------
10.2                        Employment Agreement, dated as of January 1, 2001,
                            between the Registrant and Allen Yue
--------------------------------------------------------------------------------
10.3*                       Employment Agreement, dated as of November 1, 2000,
                            between the Registrant and Fillian Lei
--------------------------------------------------------------------------------
10.4*                       Employment Agreement, dated as of November 1, 2000,
                            between the Registrant and Paul Amadeo
--------------------------------------------------------------------------------
10.5*                       Employment Agreement, dated as of November 1, 2000,
                            between the Registrant and Timothy Norman
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit                     Exhibit
Number
--------------------------------------------------------------------------------
10.6                        2000 Equity Incentive Plan
--------------------------------------------------------------------------------
10.7                        Lease of Space, dated March 18, 1999, between the
                            Registrant and AMPAC Technology LLC
--------------------------------------------------------------------------------
10.8                        Office Service Agreement, dated April 10, 2000
                            between the Registrant and Vantas Corporate Centers
--------------------------------------------------------------------------------
10.9*                       Sino Foreign Joint Venture Agreement, dated February
                            18, 2000, between the Registrant and Shandong Huang
                            Tai Industrial Group
--------------------------------------------------------------------------------
10.10*                      Agreement for Extending the Deadline of Foreign
                            Investment Contribution, dated August 12, 2000
                            between the Registrant and Shandong Huang Tai
                            Industrial Group of China.
--------------------------------------------------------------------------------
10.11*                      Agreement of Purchase of Equipment, dated February
                            18, 2000, between the Registrant and China Card I.C.
                            (Shanghai) Co., Ltd.
--------------------------------------------------------------------------------
10.12*                      Supplemental Agreement amending the Agreement of
                            Purchase of Equipment, the Agreement of Raw
                            Materials and Sales and the Technical Services and
                            Patent Technology Licensing Agreement, between the
                            Registrant and China Card I.C. (Shanghai) Co., Ltd.
--------------------------------------------------------------------------------
10.13*                      Addendum to the Agreement for Purchase of Equipment,
                            between the Registrant and China Card, I.C. (Shanghai)
                            Co., Ltd.
--------------------------------------------------------------------------------
10.14*                      Addendum to the Agreement for Purchase of Equipment,
                            dated November 10, 2000, between the Registrant and
                            China Card, I.C. (Shanghai) Co., Ltd.
--------------------------------------------------------------------------------
10.15*                      Agreement of Raw Materials and Sales, dated February
                            18, 2000, between the Registrant and China Card, I.C.
                            (Shanghai) Co., Ltd.
--------------------------------------------------------------------------------
10.16*                      Technical Support Agreement, dated February 18, 2000
                            between the Registrant and China Card I.C. (Shanghai)
                            Co., Ltd.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit                     Exhibit
Number
--------------------------------------------------------------------------------
10.17*                      Technical Services and Patent Technology Licensing
                            Agreement, dated February 18, 2000, between the
                            Registrant and China Card I.C. (Shanghai) Co. Ltd.
--------------------------------------------------------------------------------
10.18*                      Materials Processing Agreement between the Registrant
                            and China Card I.C. (Shanghai) Co. Ltd.
--------------------------------------------------------------------------------
10.19*                      Agreement of Purchase of Equipment, dated April 1,
                            2000, between the Registrant and Shandong Huaguan
                            Group General Company.
--------------------------------------------------------------------------------
10.20*                      Agreement for Purchase of Raw Materials, dated April
                            1, 2000, between the Registrant and Shandong Huaguan
                            Group General Company
--------------------------------------------------------------------------------
10.21*                      Technical Services and Licensing Agreement dated
                            April 1, 2000 between the Registrant and Shandong
                            Huaguan Group General Company.
--------------------------------------------------------------------------------
10.22*                      Supplemental Agreement amending the Agreement of
                            Purchase of Equipment, the Agreement for Purchase of
                            Raw Materials and Sales and the Technical Services
                            and Patent Technology Licensing Agreement, between
                            the Registrant and Shandong Huaguan Group General
                            Company
--------------------------------------------------------------------------------
10.23*                      Agreement for Purchase of Equipment dated May 8,
                            2001, between Hainan Pacific New High Tech Company
                            and the Registrant
--------------------------------------------------------------------------------
10.24*                      Technical Services and Licensing Agreement dated
                            May 8, 2001, between Hainan Pacific New High Tech
                            Company and the Registrant
--------------------------------------------------------------------------------
10.25*                      Letter of the President of the Registrant, dated
                            May   , 2001, representing that Exhibits 10.9
                            through 10.24 are fairly and accurately translated
--------------------------------------------------------------------------------
10.26*                      Consulting Agreement dated March 20, 2000, between
                            Ross Mandell and the Registrant
--------------------------------------------------------------------------------
10.27*                      Consulting Agreement dated March 20, 2000 between
                            Scott Ziegler and the Registrants
--------------------------------------------------------------------------------
23.1*                       Consent of Ziegler, Ziegler & Altman LLP (to be
                            included in Exhibit 5.1)
--------------------------------------------------------------------------------
23.2                        Consent of BDO Seidman, LLP
--------------------------------------------------------------------------------

UNDERTAKINGS

            --------------------------------------------------------------------


            (A)      RULE 415 OFFERING.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) Reflect in the prospectus any facts or events which,
            individually or together, represent a fundamental change in the information in the Registration Statement; and

                     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from
            registration any of the securities that remain unsold at the end of the end of the offering.

            (d)  EQUITY OFFERINGS OF NONREPORTING SMALL BUSINESS ISSUERS.

                  The Registrant will provide to the underwriter at the closing specified in the underwriting agreement the certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

            --------------------------------------------------------------------

      SIGNATURES

               In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Francisco, California, on May 11, 2001.

         By:  /s/ Allen Yue
              --------------------------------------
              Name:  Allen Yue
              Title: President

                In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                           NAME AND TITLE                           DATE
/s/ Allen Yue                       Allen Yue,                            May 11, 2001
----------------------------        President and Director


/s/ Eric Gravell                    Eric Gravell,                         May 11, 2001
----------------------------        Executive Vice President and
                                    Director

/s/ Michael Recca                   Michael Recca,                        May 11, 2001
----------------------------        Chief Financial Officer


/s/ Fillian Lei                     Fillian Lei,                          May 11, 2001
----------------------------        Controller